United States

Securities and Exchange Commission

Washington, D.C. 20548

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ExlService Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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350 Park Avenue

New York, New York 10022

(212) 277-7100

December 29, 2008

Dear Stockholder:

On behalf of the board of directors of ExlService Holdings, Inc., I am pleased to invite you to a Special Meeting of Stockholders, which will be held on January 29, 2009, in New York City.

The Special Meeting has been called to approve an amendment to our 2006 Omnibus Award Plan to increase the number of shares of our common stock issuable thereunder by 4,000,000 shares (which will bring the total number of shares reserved under the plan to 7,729,238) and to approve the performance-based provisions of our 2006 Omnibus Award Plan and to discuss other business matters properly brought before the Special Meeting.

Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the Special Meeting. After reading the proxy statement, please promptly vote and submit your proxy by completing, dating, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Special Meeting in person.

The board of directors and management look forward to seeing you at the Special Meeting.

Sincerely,

Vikram Talwar

Executive Chairman

350 Park Avenue

New York, New York 10022

(212) 277-7100

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to a Special Meeting of Stockholders of ExlService Holdings, Inc., a Delaware corporation (the “Company”). The Special Meeting will be held at 350 Park Avenue, New York, New York 10022, on January 29, 2009, at 10:00 am, Eastern Time, for the purposes of voting on the following matters:

1.	the approval of an amendment to the ExlService Holdings, Inc. 2006 Omnibus Award Plan to increase the number of shares authorized for issuance thereunder by 4,000,000 shares (which will bring the total number of shares reserved under the plan to 7,729,238) and the approval of the performance-based provisions of the ExlService Holdings, Inc. 2006 Omnibus Award Plan; and

2.	the transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

If you are a stockholder of record at the close of business on December 24, 2008, you are entitled to vote at the Special Meeting. A list of stockholders as of the record date will be available for examination for any purpose germane to the Special Meeting, during ordinary business hours, at the Company’s executive offices at 350 Park Avenue, New York, New York 10022, for a period of 10 days prior to the date of the Special Meeting and at the Special Meeting itself.

Whether or not you expect to attend the Special Meeting in person, we encourage you to promptly vote and submit your proxy by completing, signing, dating and returning the enclosed proxy card in the postage prepaid envelope provided. Voting by proxy will not deprive you of the right to attend the Special Meeting or to vote your shares in person. You can revoke a proxy at any time before it is exercised by voting in person at the Special Meeting, by delivering a subsequent proxy or by notifying the inspector of elections in writing of such revocation prior to the Special Meeting.

By Order of the Board of Directors

Amit Shashank
Vice President, General Counsel and Corporate Secretary

New York, New York

December 29, 2008

350 Park Avenue

New York, New York 10022

(212) 277-7100

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of ExlService Holdings, Inc., a Delaware corporation (“us,” “we,” “our” or the “Company”), of proxies to be used at the special meeting (the “Special Meeting”) of the Stockholders of the Company to be held at 350 Park Avenue, New York, New York 10022, at 10:00 am, Eastern Time, on January 29, 2009, and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about December 31, 2008.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on December 24, 2008, the record date for the Special Meeting, can vote at the Special Meeting. As of the close of business on the record date, we had 28,873,914 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date for the Special Meeting. There is no cumulative voting in the election of directors.

How You Can Vote

If your shares are registered directly in your name with Registrar and Transfer Company, our transfer agent (which means you are a “stockholder of record”), you can vote your proxy by completing, signing, dating and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the specific instructions set forth in the enclosed proxy card.

If you are the beneficial owner of shares held in the name of a brokerage, bank, trust or other nominee as a custodian (also referred to as shares held in “street name”), your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares.

Voting at the Special Meeting. Voting by mail will not limit your right to vote at the Special Meeting if you decide to attend in person. Our board of directors recommends that you vote by mail as it is not practical for most stockholders to attend the Special Meeting. If you are a “stockholder of record,” you may vote your shares in person at the Special Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares at the Special Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised in any of the following ways:

•	by voting in person at the Special Meeting;

•	by submitting written notice of revocation to the inspector of elections prior to the Special Meeting; or

•	by submitting another properly executed proxy of a later date to the inspector of elections prior to the Special Meeting.

Required Vote; Effect of Abstentions and Broker Non-Votes

Quorum

A quorum, which is a majority of the issued and outstanding shares of our common stock as of December 24, 2008, must be present to hold the Special Meeting. As of the record date, there were 28,873,914 shares of our common stock issued and outstanding and entitled to vote at the Special Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending the Special Meeting in person and by their proxy holders. If you indicate an abstention as your voting preference for all matters to be acted upon at the Special Meeting, your shares will be counted toward a quorum but they will not be voted on any matter.

The Proposal

The approval of the amendment to the ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “2006 Plan”) and each other item to be acted upon at the Special Meeting will require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Special Meeting. You may cast your vote in favor of or against this proposal or you may abstain from voting your shares. Abstentions will have the effect of a vote against this proposal.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the approval of the amendment to the 2006 Plan and the approval of the performance-based provisions of the 2006 Plan.

Other Matters to be Acted upon at the Meeting

Our board of directors presently is not aware of any matters, other than those specifically stated in the Notice of Special Meeting, which are to be presented for action at the Special Meeting. If any matter other than those described in this Proxy Statement is presented at the Special Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Internet Availability of Proxy Materials

Our notice of meeting, proxy statement and form of proxy card are available on our website at http://phx.corporate-ir.net/phoenix.zhtml?c=186954&p=proxy.

Important

Please promptly vote and submit your proxy by completing, signing, dating and returning the enclosed proxy card in the postage prepaid envelope so that your shares can be voted at the Special Meeting. This will not limit your right to attend or vote at the Special Meeting.

All Special Meeting attendees may be asked to present a valid, government issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank, trust or other nominee, before entering the Special Meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the Special Meeting.

If you have any further questions about voting your shares or attending the Special Meeting, please call our Investor Relations Department at (212) 277-7109.

THE PROPOSAL

APPROVAL OF AN INCREASE TO THE SHARE POOL AND THE

PERFORMANCE BASED PROVISIONS OF THE 2006 OMNIBUS AWARD PLAN

At the Special Meeting, you are being asked to approve (1) an increase to the overall share pool of 4,000,000 shares (which will bring the total number of shares reserved under the plan to 7,729,238), (2) the applicable performance goals and (3) other performance-based provisions of the 2006 Plan to ensure that enough shares will be available for awards under the 2006 Plan and to insure that awards made under the 2006 Plan based on the performance criteria set forth in the 2006 Plan will be deductible by the Company. A copy of the 2006 Plan, reflecting the increased overall share pool, is attached as Annex A hereto.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder (collectively, “Section 162(m)”), generally do not allow a publicly held company to obtain tax deductions for compensation of more than $1.0 million paid in any year to its chief executive officer, or any of its other three most highly compensated executive officers (other than its chief financial officer) (the “Section 162(m) executive officers”), unless these payments are “performance-based” in accordance with conditions specified under Section 162(m). One of those conditions requires the Company to obtain stockholder approval of each performance criterion that a committee of outside directors may use in granting an award under the 2006 Plan that is intended to satisfy the requirements of Section 162(m). In addition, if the committee has the authority to change the targets under a performance goal after stockholder approval of the goal, the material terms of the performance goals must be disclosed and reapproved by stockholders no later than five years after the stockholder approval was first received. Our compensation committee, which administers the 2006 Plan, has the authority to change the targets with respect to awards granted under the 2006 Plan.

Since the date of our initial public offering in October 2006, we have not been subject to the provisions of Section 162(m) because of a transitional relief exception under Section 162(m) that applies to newly-public companies. However, this transitional relief expires on the date of the Special Meeting. If this proposal is approved, and if the applicable performance goals are satisfied, this proposal would enable the Company to continue to issue awards under the 2006 Plan to its Section 162(m) executive officers and to obtain tax deductions with respect to these awards, without regard to the limitations of Section 162(m). If this proposal is not approved by stockholders, compensation attributable to grants of awards under the 2006 Plan to our Section 162(m) executive officers may not be tax deductible by us. Therefore, the compensation committee and the board of directors recommend that the stockholders approve in their entirety the material terms of the performance goals applicable to awards granted under the 2006 Plan that are intended to satisfy the requirements of Section 162(m) as described below. The compensation committee reserves the right to issue awards under the 2006 Plan to our Section 162(m) executive officers that are not tax deductible under Section 162(m).

Summary of the 2006 Plan

General. We adopted the 2006 Plan effective on April 20, 2006.

Purpose. The purpose of the 2006 Plan is to provide a means through which we and our affiliates may attract capable persons to enter and remain in our employ and to provide a means whereby our employees, directors and consultants can acquire and maintain ownership of our common stock, thereby strengthening their commitment to our welfare and our affiliates and promoting a common interest between stockholders and these employees.

Administration. The 2006 Plan is administered by a committee (which may be our board of directors or compensation committee). It is intended, but not required, that the directors appointed to serve on our compensation committee be “Non-Employee Directors” (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act) and “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code, or the Code, to the extent Rule 16b-3 and Section 162(m) are applicable. However, if a committee member fails to qualify under these requirements it will not invalidate any award that is otherwise validly granted under the 2006 Plan. Subject to the terms of the 2006 Plan, the committee has the authority to grant awards, to determine the number of shares of our common stock for which each award may be granted and to determine any terms and conditions pertaining to the exercise or to the vesting of each award. The committee has the power, in its sole discretion, to accelerate the exercisability of any option and to remove any restriction on any restricted stock or restricted stock unit granted under the 2006 Plan. The committee also has full power to construe and interpret the 2006 Plan and any award agreement executed pursuant to the 2006 Plan and to establish, amend, suspend or waive any rules for the proper administration of the 2006 Plan. The determination of the committee on all matters relating to the 2006 Plan or any award agreement will be conclusive.

Eligibility. Our officers, employees, directors and consultants and those of our subsidiaries or affiliates are eligible to be designated as participants under the 2006 Plan. The committee has the sole and complete authority to determine the participants to whom awards will be granted under the 2006 Plan, subject to certain limitations described below.

Number of Shares Authorized. If the amendment is approved, under the 2006 Plan, awards for a total of 7,729,238 shares of our common stock may be granted in the aggregate (including those shares reserved for issuance under our existing India sub plans). As of September 30, 2008, options to purchase 1,849,241 shares of our common stock were issued and outstanding. As of September 30, 2008, we had outstanding 656,042 restricted shares of common stock under our 2006 Plan. No person may be granted awards of options and/or stock appreciation rights, or SARs, during any calendar year with respect to more than 600,000 shares of common stock. No more than 600,000 shares of common stock may be granted under our 2006 Plan with respect to performance compensation awards in any one year. The maximum amount payable in any calendar year to any participant pursuant to a cash bonus under our 2006 Plan is $1,000,000. As described more fully in the 2006 Plan, if an award expires or terminates or is forfeited or if any option terminates, expires or lapses without being exercised, the number of shares previously subject to such award will again be available for future grant.

If the committee determines that certain corporate transactions or events (as described in the 2006 Plan), such as a stock split, affect the shares of common stock such that an adjustment is to be consistent with such event and necessary or equitable to carry out the purposes of the 2006 Plan, the committee may, in its discretion, appropriately adjust the maximum number of shares and the classes or series of our common stock which may be delivered pursuant to the 2006 Plan, the number of shares and the classes or series of our common stock subject to outstanding awards, the price per share of all of our common stock subject to outstanding awards and any other provisions of the 2006 Plan. In addition, upon the occurrence of certain corporate events or transactions (as described in the 2006 Plan), such as a merger, consolidation, or reorganization, the committee may, in its discretion and with at least ten days prior notice to the participants, cancel all outstanding awards and pay the holders thereof the value of such awards in a form and an amount equal to what they would have received or been entitled to receive had they exercised all such awards immediately prior to the consummation of such corporate event or transaction.

The 2006 Plan will have a term of ten years and no further awards may be granted after that date.

Terms and Conditions of Awards. Under the 2006 Plan, the committee may grant awards of nonqualified stock options, or NSOs, incentive stock options, or ISOs, SARs, restricted stock, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. The committee may, but is not required to, provide in an award agreement that there will be a vesting acceleration or payout of the award upon a change in control, as defined in the 2006 Plan.

Options. The committee is authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. An option provides a participant with the right to purchase, within a specified period of time, a stated number of shares of our common stock at the price specified in the award agreement. Options granted under the 2006 Plan will be subject to the terms, including the exercise price and the conditions and timing of exercise, not inconsistent with the 2006 Plan, determined by the committee and specified in the applicable award agreement or thereafter. The maximum term of an option granted under the 2006 Plan will be ten years from the date of grant (or five years in the case of an ISO granted to a 10.0% stockholder).

The exercise price per share paid by a participant will be determined by the committee at the time of grant but will not be less than 100.0% of the fair market value of one share on the date the option is granted (or no less than 110.0% of such fair market value in the case of an ISO granted to an employee who is a 10.0% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, except that the committee may, in its discretion, allow such payment to be made by surrender of unrestricted shares of our common stock (at their fair market value on the date of exercise) which have been held by the participant for at least six months, or by such other method as the committee may determine and that is permitted by law. The committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism. The committee may also establish rules permitting the deferral of shares of our common stock upon the exercise of options for tax planning purposes.

SARs. Our committee will be authorized to award SARs under the 2006 Plan. SARs will be subject to the terms and conditions established by the committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of our common stock or a combination of the foregoing, the appreciation, if any, in the value of one share of our common stock over a certain period of time. An option granted under the 2006 Plan may include SARs, either on the date of grant or, except in the case of an ISO, by subsequent amendment. The committee may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option will become exercisable, be transferable and will expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding option. If SARs are granted independent of an option, the SARs will become exercisable, be transferable and will expire in accordance with the vesting schedule, transferability rules and the expiration provisions established by the committee and reflected in the award agreement.

No Repricing. The 2006 Plan prohibits the repricing of stock options or SARs awarded under the 2006 Plan.

Restricted Stock. Our committee will be authorized to award restricted stock under the 2006 Plan. An award of restricted stock is a grant of shares subject to conditions and restrictions set by the committee. The grant or the vesting of an award of restricted stock may be conditioned upon service to us or our affiliates or upon the attainment of performance goals or other factors, as determined in the discretion of the compensation committee. The committee may also, in its discretion, provide for the lapse of restrictions imposed upon an award of restricted stock. Holders of an award of restricted stock will have, with respect to the restricted stock granted, all of the rights of a stockholder, including the right to vote and to receive dividends.

Restricted Stock Units. The committee is authorized to award restricted stock units to participants. The committee establishes the terms, conditions and restrictions applicable to each award of restricted stock units, including the time or times at which restricted stock units will be granted or vested and the number of units to be covered by each award. The terms and conditions of each restricted stock award will be reflected in a restricted stock unit agreement. Each restricted stock unit (representing one share of our common stock) awarded to a participant will be credited with an amount equal to the cash or stock dividends paid by us in respect of one share of our common stock (“dividend equivalents”). At the discretion of the committee, dividend equivalents may either be paid currently to the participant or withheld by us for the participant’s account and interest will be credited on such dividend equivalents withheld at rate to be determined by the committee. Upon expiration of the vesting period with respect to any restricted stock units covered by a restricted stock award, we will deliver to the participant or his beneficiary (i) one share of our common stock or, at the election of the committee, an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned for each restricted stock unit with respect to which the vesting period has expired and (ii) cash or shares of common stock equal to the dividend equivalents credited to the restricted stock unit and any interest accrued thereon.

With respect to an award of restricted stock or restricted share units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the timing, establishment and adjustment of performance goals will be implemented by the committee in a manner designed to preserve the treatment of such award as “performance-based compensation” for purposes of Section 162(m) of the Code.

Stock Bonus Awards. The committee may, in its discretion, grant an award of unrestricted shares of our common stock, either alone or in tandem with other awards, under such terms and conditions as the committee in its sole discretion may decide. A stock bonus award shall be granted as, or in payment of, a bonus, or to provide special incentives or recognize special achievements or contributions.

Performance Criteria. The committee may, in its discretion, condition the vesting of any award granted under the 2006 Plan upon the satisfaction of certain performance goals. To the extent an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance goals will be established by the compensation committee with reference to one or more performance criteria set forth in the 2006 Plan, either on a company-wide basis or, as relevant, in respect of one or more of our affiliates, divisions or operations.

Performance Compensation Awards. The committee may grant any award under the 2006 Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The committee may establish these performance goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, and amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added;

•	inventory control; and

•	enterprise value.

Transferability. Generally, each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and such award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

The committee may, in its discretion, however, provide that awards granted under the 2006 Plan that are not ISOs may be transferred by a participant without consideration to certain “permitted transferees” (as defined in the 2006 Plan), pursuant to the terms of the 2006 Plan and rules adopted by the committee.

Amendment. Our board of directors may amend, alter, suspend, discontinue, or terminate the 2006 Plan or any portion thereof at any time. No such action may be taken, however, without stockholder approval if such approval is necessary to comply with any regulatory requirement and no such action that would impair any rights under any previous award will be effective without the consent of the person to whom such award was made. In addition, the committee is authorized to amend the terms of any award granted under the 2006 Plan if the amendment would not impair the rights of any participant without his or her consent. No amendment may, however, reduce the exercise price of an option, cancel an existing option and replace it with a new option having a lower exercise price, or take any other action, that would result in such option being considered “repriced” for purposes of our proxy statement, or that would result in the option being accounted for under the variable method of accounting, without stockholder approval of such amendment.

U.S. Federal Income Tax Consequences. The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise of awards under the 2006 Plan and the disposition of shares purchased pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. The Code requires that, for treatment of an option as a qualified option, shares of our common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) he actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, as noted above, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and its three other officers (other than its chief financial officer) whose compensation is disclosed in its proxy statement, subject to certain exceptions. The 2006 Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the 2006 Plan is designed to permit certain awards of restricted stock units and other awards (including cash awards) to be awarded in a manner intended to qualify under either the “performance-based compensation” exception to Section 162(m) of the Code or applicable transitional rule requirements. The transitional rule will not be available for amounts paid and awards granted after the Special Meeting, although income in respect of stock awards granted before the Special Meeting will remain exempt from the Section 162(m) limit.

New Plan Benefits

Other than with respect to the grants of restricted stock and stock options that may be earned by our executive officers pursuant to their employment agreements if certain performance criteria are met, awards of restricted stock units to our non-employee directors upon joining the board of directors and annual restricted stock unit awards to our non-employee directors, if the performance-based provisions of the 2006 Plan are approved by stockholders, awards under the 2006 Plan will be determined by the Compensation Committee in its discretion and it is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2006 Plan. See “Executive Compensation and Other Information—Employment Agreements” for a description of the material terms and conditions of the employment agreements for our Executive Officers.

For information regarding grants made to our Executive Officers named in the Summary Compensation Table under the 2006 Plan in respect of 2007 performance, see the table entitled “Grants of Plan-Based Awards” below.

New Plan Benefits Table

ExlService Holdings, Inc. 2006 Omnibus Award Plan

Name and Position	Dollar Value ($)	Number of Units

Steven Gruber, Director	$	See footnote(1)
Edward Dardani, Director	$	See footnote(1)

Kiran Karnik, Director	$	See footnote(1)
David Kelso, Director	$	See footnote(1)

Clyde Ostler, Director	$	See footnote(1)
Mohanbir Sawhney, Director	$	See footnote(1)

Garen Staglin, Director	$	See footnote(1)
All current executive officers as a group		—

Non-executive director group	$	See footnote(1)
Non-executive officer employee group		—

(1)	Under the 2006 Plan, each member of our board of directors other than Messrs. Talwar and Kapoor receive a grant on the anniversary of his board service date of restricted stock units representing 4,000 shares of our common stock. The grants provide that the restricted stock units will vest on the earlier of (i) the first anniversary of the date of grant, (ii) the end of the reporting person’s term on our board of directors, and (iii) the occurrence of a “change in control”, as defined in the 2006 Plan. Holders of restricted stock units do not receive the underlying share of common stock until the units have vested and are settled. The restricted stock units issued to each of our directors other than Messrs. Talwar and Kapoor will settle on the earlier of (i) such directors death, (ii) the occurrence of a “change in control”, as defined in the 2006 Plan that satisfies the requirements of Section 409A of the Code, and (iii) 180 days following the end of such director’s term on our board of directors.

Required Vote

The approval of the amendment to our 2006 Plan and the performance-based provisions of our 2006 Plan requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Special Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the amendment.

Our board of directors recommends a vote FOR the amendment to our 2006 Plan and the approval of the performance-based provisions of our 2006 Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We believe that the long-term success of companies that provide business processing outsourcing, or BPO, and transformation services globally and deliver high quality services to clients is linked closely with their ability to recruit, train and retain employees at every level. In addition, there is intense competitive pressure in our industry for qualified managers with a demonstrated track record of achievement and the potential for higher achievement. Accordingly, it is critical that we attract, motivate and retain highly talented individuals at all levels of the organization that are committed to our core values of accountability, innovation, excellence, urgency, integrity and mutual respect. We believe that our executive compensation programs are integral to achieving this end.

Our Compensation Committee bases its executive compensation programs on the following objectives, which guide us in establishing all of our compensation programs:

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Compensation should reward performance. Our programs should deliver top-tier compensation in return for top-tier individual and company performance; conversely, where individual performance and/or our performance falls short of expectations, the programs should deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in our performance, the programs should continue to ensure that successful, high-achieving employees remain motivated and committed.

•

Compensation should balance long-term focus that is linked with stockholder value and short-term financial objectives. Consistent with this philosophy, equity-based compensation should be higher for persons with higher levels of responsibility and greater influence on longer-term results, thereby making a significant portion of their total compensation dependent on long-term stock appreciation. In addition, compensation should focus management on achieving short-term performance goals in a manner that supports and ensures long-term success and profitability.

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Compensation should be based on the level of job responsibility, individual performance and our performance. As employees progress to higher levels in the organization, they are able to more directly affect our results and strategic initiatives, and therefore an increasing proportion of their pay should be linked to our performance and stockholder value.

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Compensation should reflect the value of the job in the marketplace. We compete for talent globally. In order to attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent in the relevant markets.

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Compensation programs should be easy to understand. We believe that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed to employees in order to effectively motivate them. Employees need to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to our achievement of our strategic and operational goals. We also believe that compensation for our employees should be administered uniformly across the company and should be administered with clear-cut objectives and performance metrics to eliminate the potential for individual supervisor bias.

Our Compensation Committee’s Processes

Our Compensation Committee has established a number of processes to assist it in ensuring that our executive compensation programs are achieving their objectives. Among those are:

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Assessment of Company Performance. Our Compensation Committee uses financial performance measures to determine a significant portion of the size of payouts under our cash incentive bonus program. Our financial performance measures, chosen to focus employees on improving both top-line revenues and bottom-line earnings, are pre-agreed by our Compensation Committee annually at the beginning of the year and are applied uniformly across the company. When we achieve the pre-agreed financial measures that are set forth in our annual operating plan, our employees that are eligible for cash incentive bonuses receive amounts that are at target. The cash incentive bonus for senior executives that have responsibility for operating divisions is also tied to the financial performance of the operating division headed by such executives. These measures reflect targets that are intended to be aggressive but attainable. The remainder of an individual’s payout under our cash incentive bonus program is determined by individual performance.

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Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including Messrs. Talwar and Kapoor, our founder executive officers, and our other executive officers. The evaluation of an individual’s performance determines a portion of the size of payouts under our cash incentive bonus program and also influences any changes in base salary. At the beginning of each year, our Nominating and Governance Committee meets separately by itself and with the founder executive officers to set their respective performance objectives for the year. The performance objectives are initially proposed by the founder executive officers and modified by the Nominating and Governance Committee based on the performance assessment conducted for the preceding year as well as for important priorities for the current year. Each agreed-upon objective is supplemented with key performance indicators. Our Nominating and Governance Committee’s goal is to design key performance indicators that are objective and easily measurable. At the end of the year, our Nominating and Governance Committee meets to conduct a performance review of our founder executive officers based primarily on their respective achievement of the agreed-upon objectives as well as the founder executive officers’ contribution to our performance and other leadership accomplishments. This evaluation is shared initially by our Nominating and Governance Committee with our Compensation Committee and after that with our founder executive officers by the chairman and other members of our Compensation Committee. After the discussion, our Compensation Committee assigns a corresponding numerical performance rating that translates into specific payouts under our cash incentive bonus program and also influences any changes in base salary.

•

For our other named executive officers, our Compensation Committee receives a performance assessment and compensation recommendation from our founder executive officers. The performance assessments are based on self-evaluations by each of the direct reports of the founder executive officers, including the other named executive officers, and subsequent performance appraisals conducted by one or both founder executive officers in the presence of our Global Head of Human Resources. Our Compensation Committee reviews the performance assessments of these executives with and without our founder executive officers based on the achievement of pre-agreed objectives by each executive officer and his or her organization, his or her contribution to our performance and other leadership accomplishments as well as on an evaluation of the officer’s competence. In determining the numerical performance rating that translates into specific payouts under our cash incentive bonus program and also influences any changes in base salary, our Compensation Committee may also exercise its judgment based on the board’s interactions with such officers.

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Benchmarking and Use of Compensation Consultant. Our Compensation Committee reviews our executive compensation programs relative to publicly available compensation data compiled directly for our Compensation Committee by our Global Head of Human Resources for a group of companies that provide business and technology services. Our Global Head of Human Resources prepares the information for our Compensation Committee based on input from Equilar, Inc., a compensation data provider that we have engaged for the sole purpose of providing such data. At the time that compensation decisions were taken for our U.S.-based executive officers in 2007, there were few public companies directly comparable to us. Accordingly, our Compensation Committee reviewed the publicly available information for recently public companies and other companies that provided similar services and that had similar market capitalizations and annual revenues. In addition, they considered companies that had recently become public companies since our initial public offering in the last quarter of 2006 and that were located in the most relevant geographic area for each executive officer. Different companies were considered for the compensation benchmark review of each executive officer. Where compensation information was not publicly disclosed for a specific management position, our Compensation Committee reviewed data corresponding to the most comparable position and also considered the comparative experience of executives. The list of companies against which we benchmarked the compensation of our U.S.-based executive and other senior officers in 2007 included the following companies:

Similar Business	Comparable Market Capitalization and Revenues	Newly Public Companies

Cognizant Technology Solutions Corporation	The Hackett Group, Inc.	Blackbaud, Inc.
Infosys Technologies Limited	CSC Covansys Corporation	Blackboard Inc.

Gevity HR, Inc.	Diamond Management & Technology Consultants, Inc.	Huron Consulting Group Inc.
CapGemini Financial Services International Inc.	FirstConsulting Group Inc.	Leadis Technology, Inc.

Syntel, Inc.	iGate Corporation	Salesforce.com, Inc.
Wipro Limited	LECG Corporation	Volterra Semiconductor Corporation

MTC Technologies Inc.
Ness Technologies Inc.

Our Compensation Committee will review and revise as appropriate from time to time the list of companies with publicly available compensation information against whom we will benchmark our compensation programs, to ensure that such list includes those companies that are most comparable to us with regard to services provided and relevant geographic areas. For geographic areas where we are not able to obtain reliable publicly available compensation data for our executive officers because such information is not legally required to be disclosed, such as India, our Global Head of Human Resources uses data from a variety of private and informal sources, none of which are paid for providing such data.

Our Compensation Committee uses the data primarily to ensure that our executive compensation programs, including for executive officers are competitive. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment. Accordingly, our Compensation Committee adjusts individual executive compensation elements based on changes in job responsibilities of the executive, the performance of the executive or the combination of qualifications and skills that an executive uses to enhance our performance. Neither we nor our Compensation Committee has any contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of director or executive officer compensation.

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Total Compensation Review. Our Compensation Committee designs the categories and presentation of compensation information required to evaluate each executive’s base pay, cash incentive bonus and equity incentives when changes in compensation are considered by our Compensation Committee and requests our Global Head of Human Resources to compile such information. Although many compensation decisions are made in the first quarter of the fiscal year, our compensation planning process neither begins nor ends with any particular Compensation Committee meeting. Compensation decisions are designed to promote our fundamental business objectives and strategy. Our Compensation Committee periodically reviews related matters such as succession planning, evaluation of management performance and consideration of the business environment and considers such matters in making compensation decisions.

Each named executive officer and our other executive officers is party to an employment agreement or letter that sets forth the terms of his or her employment, including compensation. Our named executive officers in 2007 were our principal executive officer, our principal financial officers, and our three most highly compensated executive officers other than the above-named officers. The employment agreements for our founder executive officers have specified expiration terms. The employment letters for our other executive officers do not have specified expiration terms and are terminable by either the executive or us at will. If decisions are made by our Compensation Committee that materially change the terms of employment of an individual executive officer or modify existing compensation programs, we communicate the information to the concerned officer or company-wide, as the case may be.

Components of Executive Compensation for 2007

For 2007, the compensation of executive officers consisted of the following five primary components:

•	base salaries or, in the case of our executive officers based in India, fixed compensation;

•	cash incentive bonuses;

•	equity incentives of stock options and/or restricted stock;

•	benefits and perquisites; and

•	severance benefits.

Our mix of compensation elements is designed to reward recent results, motivate long-term performance and encourage our executives to remain with us for longer terms through a combination of cash and equity incentive awards. Base salaries and cash incentive bonuses are designed to reward annual achievements and be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and expertise. Our other elements of compensation focus on motivating and challenging the executive to achieve sustained and longer-term results. We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. However, we do rely on the formulaic achievement of pre-agreed financial performance measures in connection with determining a significant portion of the cash incentive bonuses for our executive officers and other members of management. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

Our Compensation Committee believes that these programs balance both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of comprehensive and severance benefits in a way that furthers the compensation objectives discussed above. The periodic review of each executive’s base pay, cash incentive bonus and equity incentives by our Compensation Committee is intended to maintain the appropriate balance for each executive officer based on their roles and responsibilities. With the exception of compensation elements that are linked to individual performance, our Compensation Committee believes that our founder executive officers should receive similar compensation.

Following is a discussion of our Compensation Committee’s considerations in establishing each of the compensation components for our executive officers.

Base Salary

Base salary is a fixed element of employees’ annual cash compensation, the payment of which is not tied to our performance. We provide the opportunity for each of our named executive officers and other executive officers to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to provide a base wage that is not subject to our performance risk. We review base salaries for our named executive officers annually in the first half of each year and increases are based on our performance and individual performance. Base salary determinations reflect the individual’s experience, knowledge, skill set and the market value of that skill set. In setting base salaries for 2007, our Compensation Committee considered the following factors:

•	Individual performance. As described above under “Our Compensation Committee’s Processes,” base salary increases take into account individual performance and competence assessments.

•

Market data specific to the executive’s position, where applicable. As noted above, our Compensation Committee used certain geographical and market data to test for reasonableness and competitiveness of base salaries, but we also exercised subjective judgment based on the rapid growth of our industry and in view of our compensation objectives.

•

Consideration of the mix of overall compensation. Consistent with our compensation objectives, as employees progress to higher levels in the organization, a greater proportion of overall compensation is directly linked to our performance and stockholder value. Thus, for example, the founder executive officers’ overall compensation is more heavily weighted toward incentive compensation and equity compensation than that of the other executive officers.

Our founder executive officers entered into new employment agreements prior to our initial public offering in 2006 to more closely align the terms of such agreements with those of executives holding equivalent roles at other public companies, including periodic compensation adjustments and annual equity awards. At the time of the negotiation of the employment agreements with Messrs. Talwar and Kapoor in 2006, our Compensation Committee did not make any changes to the salary levels and increased the base pay for each of our founder executive officers to $420,000 effective January 2007. In increasing the base pay of our founder executive officers, our Compensation Committee applied the principles described above under “Our Compensation Committee’s Processes.”

The founder executive officers made recommendations for the other named executives and our Compensation Committee reviewed similar considerations for such named executives.

Mr. Appel joined us in February 2007. Mr. Appel’s base salary was determined through an arm’s-length negotiation during the hiring process and based upon his level of responsibility and our assessment of Mr. Appel’s experience, skills and knowledge and our general compensation guidelines.

With regard to Mr. Shashank’s performance, our Compensation Committee gave particular weight to Mr. Shashank’s role in enhancing our compliance programs, improving productivity and controlling cost within the legal department and enabling us to meet our objectives for 2007. Our Compensation Committee also reviewed data from other companies and adjusted Mr. Shashank’s compensation in light of such data. Our Compensation Committee increased Mr. Shashank’s annual salary by 6% effective April 2007.

With regard to Mr. Bagai’s performance, our Compensation Committee gave particular weight to his leadership of our BPO operations and the superior business and financial performance of the BPO service line and enabling us to meet our objectives for 2007. In light of a significant upward adjustment to Mr. Bagai’s fixed compensation in October 2006, our Compensation Committee did not adjust Mr. Bagai’s fixed compensation during 2007. As is customary in India, where Mr. Bagai is based, Mr. Bagai’s base salary comprises a portion of his fixed compensation, which includes amounts such as payments for house rent and certain travel expenses.

With regard to Mr. Kini’s performance, our Compensation Committee gave particular weight to his leadership of our risk advisory business. Our Compensation Committee also reviewed data from other companies and adjusted Mr. Kini’s compensation in light of such data. Our Compensation Committee increased Mr. Kini’s annual salary by 33.3% effective April 1, 2007.

The following table sets forth the base salary earned during 2007 by each of our named executive officers.

Name	Salary ($)
Vikram Talwar	416,667
Rohit Kapoor	416,667
Matt Appel	312,500
Amit Shashank	290,625
Narasimha Kini	192,520
Pavan Bagai	178,459

Cash Incentive Bonus

We have established an annual cash incentive bonus program in order to align executive officers’ and employees’ goals generally with our revenue and profitability objectives for the current year. A cash incentive bonus program was approved by our Compensation Committee in early 2007 with respect to the cash incentive bonuses to be paid in 2008 to all eligible employees worldwide. The aggregate amount of all cash bonuses paid for 2007 did not exceed the aggregate cash incentive bonus pool approved by our Compensation Committee in 2007. Under the plan, bonus target amounts, expressed as a percentage of base salary, are established for participants at the beginning of each year unless employment agreements contain different terms. Funding of possible bonus payouts for the year are determined by our financial results for the year relative to predetermined performance measures, and may be increased or decreased depending upon the executive’s individual performance against his or her non-financial goals. When our performance falls short of target, our aggregate funding of the annual cash bonus incentive pool declines, with no funding of the bonus pool if we do not achieve 90% of each of our predetermined financial performance objectives. At the end of the performance period, our Compensation Committee has discretion to adjust an award payout from the amount yielded by the formula. For 2007, our Compensation Committee did not adjust an award payout for any executive officer. Our Compensation Committee considered the following when establishing the awards for 2007:

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Bonus Targets. Bonus targets were based on job responsibilities and comparable market data. Our objective was to set bonus targets such that total annual cash compensation was within the broad middle range of market data and a substantial portion of that compensation was linked to our performance. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to our performance through the bonus plan. Thus, our Compensation Committee established the following bonus targets for 2007 (expressed as a percentage of base salary as well as maximum bonus targets) for each named executive officer:

Name	Bonus Target
Vikram Talwar	75% of base salary; maximum bonus of 150% of base salary
Rohit Kapoor	75% of base salary; maximum bonus of 150% of base salary
Matt Appel	50% of base salary; maximum bonus of 100% of base salary
Amit Shashank	40% of base salary; maximum bonus of 80% of base salary
Narasimha Kini

35% of base salary from January 1 through March 31, 2007;

50% of base salary from April 1 through December 31, 2007; maximum bonus equal to the sum of 70% of base salary from January 1 through March 31, 2007 and 100% of base salary from April 1 through December 31, 2007

Pavan Bagai	30% of fixed compensation from January 1 through March 31, 2007; 40% of fixed compensation from April 1 through December 31, 2007; maximum bonus equal to the sum of 60% of fixed compensation from January 1 to March 31, 2007 and 80% of fixed compensation from April 1 to December 31, 2007

As employees progress to higher levels of management, they are able to more directly affect our results and strategic initiatives, and therefore an increasing proportion of their pay is linked to our performance measures. For 2007, the target bonus for each of our founder executive officers was 70% dependent on our performance and 30% dependent on individual performance and the percentage allocations were modified from 2006 to reflect a balance between near-term financial targets and longer-term objectives. For our other named executive officers, 60% was dependent on our performance and 40% was dependent on individual performance.

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Our performance measures. For all employees, including our executive officers, our Compensation Committee established 2007 performance measures for us based on a weighting of 50% on gross revenue (target of $181.0 million) and 50% on the profitability measure of earnings before interest and taxes adjusted to exclude the effect of expenses associated with stock compensation as well as the amortization of intangibles (Adjusted EBIT) (target of $22.9 million). For each performance criteria, the amount of bonus pool funding decreases by 7.5% for each 1% by which we miss our target (and if we do not attain at least 90% of the gross revenue target or the Adjusted EBIT target, then there will be no bonus pool funding in respect of that performance criteria). For each 1% by which we exceed our gross revenue target (up to 105%), the bonus pool funding in respect of that criteria increases by 8%, and for each additional 1% by which we exceed our gross revenue target, the bonus pool funding in respect of that criteria increases by 12% (with a maximum of 200% funding for that criteria if we equal or exceed 110% of the gross revenue target). For each 1% by which we exceed our Adjusted EBIT target, the bonus pool funding in respect of that criteria increases on an increasing scale of 5% to 9% (with a maximum of 200% funding for that criteria if we equal or exceed 115% of the gross revenue target). Our Compensation Committee also set forth the 2007 performance measures for our operating divisions in connection with determining the incentive bonus for employees, including senior executives, whose incentive bonuses are also tied partially to the financial performance of the relevant operating division. With respect to Mr. Kini and Mr. Bagai, the 60% financial component is separated into two parts: 30% based on our financial performance against the targets as described above, and 30% based on the financial performance of our operating divisions (Advisory business in the case of Mr. Kini, and the BPO business in the case of Mr. Bagai) against the gross revenue targets of $13.4 million and $148.7 million for the Advisory and BPO businesses, respectively, and gross margin targets of $4.2 million and $53.9 million for the Advisory and BPO businesses, respectively, both of which were determined by our Compensation Committee in April 2007. Our Compensation Committee believes that this mix of performance measures encourages employees to focus appropriately on improving both top-line revenues and bottom-line earnings. The measures are also effective motivators because they are easy to track and clearly understood by employees. In 2007 payouts could have ranged from zero to 200% of target depending on our performance. Our Compensation Committee established the performance measures (that is, the thresholds at which the payouts would be 100% of target) for both revenue and Adjusted EBIT (and gross margin for the Advisory and BPO operating divisions) by applying the principles described above under “Our Compensation Committee’s Processes.”

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Individual performance measures. These goals are designed to balance the attention of our named executive officers between the achievement of near term objectives that improve specific processes or performance metrics and somewhat longer term objectives for us. While some of the goals are subjective, certain other goals are capable of objective measurement such as client and employee satisfaction measures. In 2007 payouts could have ranged from zero to 200% of target depending on individual performance as described above under “Our Compensation Committee’s Processes.”

In establishing each of Mr. Talwar’s and Kapoor’s cash incentive bonus for 2007, our Compensation Committee applied the principles described above under “Our Compensation Committee’s Processes.” Our Nominating and Governance Committee assessed each of our founder executive officer’s performance for 2007. They considered each founder executive officer’s accomplishment of objectives that had been established at the beginning of the year and the Nominating and Governance Committee’s own assessment of their performance, including against pre-established goals. They noted that under the leadership of our founder executive officers, in

2007, we achieved gross revenues of $179.9 million and Adjusted EBIT of $23.2 million. As a result of our not achieving the predetermined revenue target, only 93% of the target bonus for achievement of revenues was paid, while 105% of the target bonus for achievement of Adjusted EBIT was paid as a result of exceeding the predetermined Adjusted EBIT target. In awarding cash incentive bonuses of $306,369 to each of our founder executive officers, our Compensation Committee also noted that our financial performance was especially commendable in light of the challenging macroeconomic environment, robust operations performance and strengthened client relationships, and reflected Mr. Talwar’s and Kapoor’s performance relating to their significant individual performance goals, which encompassed attrition management, succession planning, organization building and development and strengthening of the business development team.

Our founder executive officers made recommendations for our other named executive officers employed by us at the end of 2007 and our Compensation Committee reviewed similar considerations for such named executive officers.

In addition to the $30,000 signing bonus provided to Mr. Appel in connection with his commencement of employment with us, our Compensation Committee awarded Mr. Appel a cash incentive bonus of $186,375, which was less than the target bonus of $187,500 as a result of our financial performance in 2007. Our Compensation Committee recognized Mr. Appel’s individual performance goal achievements, including Mr. Appel’s role in strengthening the finance department, leadership in designing and implementing processes with a view to achieving compliance with Section 404 of the Sarbanes-Oxley Act of 2002, collaborating with business operating leadership, contributing to the executive leadership team’s strategic planning process, effectively engaging with investors and the broader investment community and enabling us to meet our objectives for 2007.

Our Compensation Committee awarded Mr. Shashank a cash incentive bonus of $130,449, which was in excess of the target bonus of $117,100. Our Compensation Committee recognized and gave additional weight to Mr. Shashank’s individual performance goal achievements, including Mr. Shashank’s role in enhancing our compliance programs, improving productivity and controlling cost within the legal department, contributing to the executive leadership team’s strategic planning process, effectively engaging with and supporting the Board and enabling us to meet our objectives for 2007.

Our Compensation Committee awarded Mr. Bagai a cash incentive bonus of $125,379, which was in excess of his target bonus of $90,396. They noted that for the BPO business we achieved gross revenues of $148.7 million and gross margin of $56.9 million. Our Compensation Committee recognized and gave additional weight to Mr. Bagai’s individual performance goal achievements, including Mr. Bagai’s leadership of our BPO operations and the superior business and financial performance of the BPO service line, contributing to the executive leadership team’s strategic planning process, contributing to increased employee and client satisfaction and attrition management and his contributions toward enabling us to meet our objectives for 2007.

Our Compensation Committee awarded Mr. Kini a cash incentive bonus of $123,419, which was in excess of his target bonus of $88,125. They noted that for the Advisory business we achieved gross revenues of $13.4 million and gross margin of $4.6 million. Our Compensation Committee recognized and gave additional weight to Mr. Kini’s individual performance goal achievements, including leadership of our risk advisory business and the superior business and financial performance of that business, contributing to increased employee and client satisfaction and attrition management and his contributions toward enabling us to meet our objectives for 2007.

Bonuses were paid to our employees in March.

The following table sets forth the bonus earned in 2007 by each of our named executive officers.

Name	Bonus ($)
Vikram Talwar	306,369
Rohit Kapoor	306,369
Matt Appel	216,375
Amit Shashank	130,449
Narasimha Kini	123,419
Pavan Bagai	125,379

Equity Incentives

We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability during our period of growth. These incentives foster the long-term perspective necessary for continued success in our business because the value of the awards is directly linked to long-term stock price performance and also ensure that our executive officers are properly focused on stockholder value. We review long-term equity incentives for our named executive officers and other executives periodically and make grants to executive officers at one or more pre-scheduled meetings of our Compensation Committee in March or April.

Prior to our initial public offering, our stock option program was based on grants that were individually negotiated in connection with employment agreements and other grants to our executives. In 2007, we employed two forms of equity incentives to executive officers granted under our 2006 Omnibus Award Plan, which we refer to as the 2006 Plan: stock options and restricted stock.

Equity Incentives—Stock Options

Stock options align employee incentives with stockholders because options have value only if the stock price increases over time. In this sense, stock options are a motivational tool. Our ten-year options under our 2006 Plan are granted at the average of the high and low price on the trading day immediately prior to the date of grant. Stock options granted under our 2006 Plan generally vest over a four year period with 10% vesting on the first anniversary of the date of grant, an additional 20% vesting on the second anniversary of the grant date, an additional 30% vesting on the third anniversary of the grant date and the remaining 40% vesting on the fourth anniversary of the grant date. Our Compensation Committee has, on occasion, altered the vesting cycle based on unique circumstances associated with a particular grant. For example, such occasions have arisen where there has been a delay in the finalization of an employee’s employment agreement or where we determined that it was appropriate to credit an employee for service performed by such executive prior to our Compensation Committee’s approval of such grant. The four year vesting period helps focus employees on long-term growth and helps to retain key employees. Our 2006 Plan prohibits the repricing of stock options under our 2006 Plan without the approval of our stockholders.

Our Compensation Committee considered the following in establishing our 2007 option grants to all employees, including our executive officers:

•

Grant size. In determining the number of options to be granted to senior executive officers, our Compensation Committee took into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of stock options in relation to other elements of total compensation and total compensation amounts paid by peer group companies.

•

Grant Timing and Price. Our Compensation Committee’s procedure for the timing of equity grants (stock options, restricted stock or any other form of equity award permitted under our 2006 Plan) ensures that grant timing is not being manipulated to result in a price that is favorable to employees. The annual equity grant date for all eligible employees, including executive officers, is in March or April (depending on when our Compensation Committee holds its pre-scheduled meeting or meetings discussed above). The grant date timing coincides with our calendar-year-based performance management cycle, allowing supervisors to deliver the equity awards close in time to certain aspects of individual performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance. However, some exceptions to the annual grant date are expected. Under their respective employment agreements, equity incentive grants for Messrs. Talwar and Kapoor are considered in January of each year. Other exceptions to the annual equity grant date occur periodically for matters such as new hires of executive officers (including Mr. Appel in 2007). This primary annual grant date is established by our Compensation Committee well in advance—typically in the calendar year prior to our Compensation Committee meeting and on the same date as the meetings of our board of directors and other committees. Scheduling decisions of our Compensation Committee meetings are made without regard to our anticipated earnings or other major announcements.

Grants for new hires are generally made at the next scheduled Compensation Committee meeting after the joining date of such hire. In connection with the entry into our employment agreement with Mr. Appel in February 2007, we granted Mr. Appel a stock option grant of 100,000 shares of our common stock, with a per-share exercise price of $24.10. Mr. Appel’s stock option grant in 2007 vests over a four year period with 10% vesting on the first anniversary of the date of grant, an additional 20% vesting on the second anniversary of the date of grant, an additional 30% vesting on the third anniversary of the date of grant and the remaining 40% vesting on the fourth anniversary of the date of grant, subject generally to continued employment through each such vesting date.

Equity Incentives—Restricted Stock

Restricted stock awards offer executives the opportunity to receive shares of our common stock on the date that the restriction lapses and serve both to reward and retain executives since the value of the restricted stock awards is linked to the price of our stock on the date that the restriction lapses. In addition, restricted stock awards are potentially less dilutive to stockholders’ equity since restricted stock awards are full value awards and our Compensation Committee can award fewer restricted stock awards than an equivalent value of stock options. As with stock options, restricted stock awards provide a significant degree of alignment of interests between our executive officers and stockholders. Restricted stock awards have only been issued under our 2006 Plan.

Grant values for individuals were determined based on individual performance and comparable market data. Consistent with our compensation philosophy, individuals at higher levels received a greater proportion of their total pay in the form of equity.

Consistent with our equity grants to each founder executive officer in the preceding year, we awarded 75,000 shares of restricted stock to each founder executive officer, 25% of which vest on January 26, 2008 and the remainder of which will vest in additional 25% increments on each of January 26, 2009, January 26, 2010, and January 26, 2011.

In connection with the entry into our employment agreement with Mr. Appel in February 2007, we granted Mr. Appel 17,000 restricted shares of our common stock, that vests over a four year period with 10% vesting on the first anniversary of the date of grant, an additional 20% vesting on the second anniversary of the date of grant, an additional 30% vesting on the third anniversary of the date of grant and the remaining 40% vesting on the fourth anniversary of the date of grant, subject generally to continued employment through each such vesting date.

The Government of India announced significant tax legislation affecting imposing a fringe benefit tax on the vesting of equity instruments on or after April 1, 2007 at approximately the time of the pre-scheduled meeting of our Compensation Committee in March or April when equity awards are traditionally considered. As a result of our evaluation of such legislation, we deferred equity grants to all employees, including our executive officers, until the pre-scheduled meeting of our Compensation Committee in June 2007. In June 2007, we approved a grant of 10,000 shares of restricted stock to each of Messrs. Shashank and Kini and 15,000 shares of restricted stock to Mr. Bagai. In order to keep the annual equity awards for each of our executive officers on approximately the same vesting cycle in each year, each of the restricted stock awards to Messrs. Shashank, Bagai and Kini vest over a four year period with 10% vesting on the first anniversary of the date of the April meeting of our Compensation Committee and an additional 20%, 30% and 40% vest on each successive anniversary of that date.

The following table sets forth the number of shares of restricted stock and stock options made to each of our named executive officers in 2007.

Name	Restricted Stock (#)	Stock Options (#)
Vikram Talwar	75,000	—
Rohit Kapoor	75,000	—
Matt Appel	17,000	100,000
Amit Shashank	10,000	—
Narasimha Kini	10,000	—
Pavan Bagai	15,000	—

Benefits and Perquisites

We offer employee benefits coverage in order to:

•	provide our global work force with a reasonable level of financial support in the event of illness or injury, and

•	enhance productivity and job satisfaction through programs that focus on work/life balance.

The benefits available for all U.S. employees and executive officers include customary medical and dental coverage, disability insurance and life insurance. In addition, our 401(k) Plan provides a reasonable level of retirement income reflecting employees’ careers with us. A number of our U.S. employees, including executive officers, participate in these plans.

The cost of both employee and post-employment benefits is partially borne by our employees, including our executive officers.

We do not provide significant perquisites or personal benefits to executive officers other than our founder executive officers. Each founder executive officer is provided a limited number of perquisites whose primary purpose is to minimize distractions from his attention to our important initiatives and to be competitive. A discussion of the benefits provided to the founder executive officers is provided under “Employment Agreements” below.

Severance Benefits

We are obligated to pay severance or other enhanced benefits to our named executive officers upon termination of their employment under the terms of their respective employment agreements that were negotiated through arms’-length contract negotiations. A discussion of the severance and other enhanced benefits provided to our named executive officers currently employed by us is provided under “Potential Payments Upon Termination or Change in Control” below.

We have provided change in control severance protection for certain or our executive officers, including our named executive officers. Our Compensation Committee believes that such protection is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, for executive officers, the program is intended to align executive officers’ and stockholder interests by enabling executive officers to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive officers’ own employment.

Senior executive officers, including our named executive officers, have enhanced levels of benefits based on their job level, seniority and probable loss of employment after a change in control. We also consider it likely that it will take more time for senior executive officers to find new employment. Therefore senior executive officers generally are paid severance for a longer period:

•	Accelerated vesting of equity awards. All executive officers receive an advancement of vesting by one year of all unvested equity awards at the time of termination of employment.

•

Covered terminations. Eligible executive officers are eligible for payments if, within one year of the change in control, their employment is terminated (i) without cause by us or (ii) for good reason by the executive officer.

•	Severance payment. Eligible terminated executive officers receive severance payments reflecting the expected duration for such executive officers to find new employment.

•	Benefit continuation. Eligible terminated executive officers receive basic employee benefits such as health and life insurance for up to two years following termination of employment.

Deductibility Cap on Executive Compensation

U.S. federal income tax law prohibits us from taking a tax deduction for certain compensation paid in excess of $1,000,000 to our named executive officers. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by stockholders and meet other requirements. Our policy is to qualify our incentive compensation programs for full corporate deductibility to the extent feasible and consistent with our overall compensation goals as reflected in the summary compensation table below.

We have taken steps to qualify stock options and performance awards under the 2006 Plan for full deductibility as “performance-based compensation.” Our Compensation Committee may make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve our compensation objectives and to protect stockholder interests.

Compensation Committee Report

The Compensation Committee of the board of directors of ExlService Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of ExlService Holdings, Inc. that the Compensation Discussion and Analysis be included in our proxy statement relating to the Special Meeting.

COMPENSATION COMMITTEE

Mr. Steven B. Gruber (Chairman)
Mr. Garen K. Staglin
Mr. Clyde W. Ostler

Compensation Committee Interlocks and Insider Participation

Messrs. Gruber, Ostler and Staglin are the members of our Compensation Committee.

During 2007, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

Summary Compensation Table for Fiscal 2007

The following table sets forth information for compensation earned in fiscal years 2006 and 2007 by our named executive officers.

Name Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non- equity incentive plan compen- sation ($)(3) (g)	Change in Pension value and non qualified deferred compen- sation earning ($) (h)	All other compen- sation ($) (i)		Total ($) (j)
Vikram Talwar(4)	2007	416,667	—	598,207	—	306,369	—	235,762	(5)	1,557,005
Executive Chairman	2006	400,000	—	208,566		490,000	—	153,596		1,252,162
Rohit Kapoor(6)	2007	416,667	—	413,547	185,200	306,369	—	76,232	(7)	1,398,015
President and Chief Executive Officer	2006	400,000	—	—	209,195	490,000	—	87,793		1,186,988
Matthew Appel(8)	2007	312,500	—	86,031	273,896	216,375	—	78,044	(9)	966,846
Chief Financial Officer
Amit Shashank	2007	290,625	—	108,990	154,108	130,449	—	13,334		697,506
General Counsel	2006	256,000	—	34,338	181,221	99,523	—	184,003		755,085
Narasimha Kini	2007	192,520	—	53,917	30,466	123,419	—	8,845		409,167
Vice President, Advisory Services	2006	145,000	—	14,182	32,617	100,000	—	15,253		307,052
Pavan Bagai	2007	178,459	—	50,436	37,081	125,379	—	72,713	(10)	464,068
Chief Operating Officer	2006	133,675	—	—	27,377	89,286	—	45,233		295,571

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) (disregarding any forfeiture assumptions), of awards. Assumptions used in the calculation of these amounts are included in footnotes 2 and 13 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(2)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) (disregarding any forfeiture assumptions), of awards. Assumptions used in the calculation of this amount are included in footnotes 2 and 13 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(3)	The amounts in column (g) reflect cash bonuses earned for 2007. For details of our cash bonus program, see “Compensation Discussion and Analysis—Cash Incentive Bonus” on page 16.

(4)	Mr. Talwar served as our Chief Executive Officer during fiscal year 2007.

(5)	The amount shown in column (i) for Vikram Talwar includes $45,472 in travel allowance, and $109,796 for an automobile in India and associated automobile insurance, driver’s wages and fuel charges. Other items include employer contributions to our 401(k) plan and payments toward personal security protection in India, school tuition for his dependents, maintenance of a car in the United States, including associated insurance and fuel and toll expenses, life insurance premiums, and payments towards expenses while traveling outside of India for work.

(6)	Rohit Kapoor also served as our Chief Financial Officer through March 30, 2007.

(7)	The amount shown in column (i) for Rohit Kapoor includes $27,810 in travel allowance. Other items include employer contributions to our 401(k) plan and payments towards estate planning, an automobile in India and associated automobile insurance, driver’s wages and fuel charges, maintenance of an automobile, including fuel and toll expenses, in the United States insurance, life insurance premiums, expenses while traveling out of the United States for work, parking charges and home internet costs to access our systems from home.

(8)	Matthew Appel became our Chief Financial Officer on March 31, 2007.

(9)	This amount includes $48,558 in relocation costs and $21,851 in tax equalization costs. Other items include employer contributions to our 401(k) plan.

(10)	The amount includes $42,628 toward home rental costs, and $14,182 in contributions under an Indian provident plan and our gratuity plan, both of which are required under Indian law. Information regarding the Indian provident plan and our gratuity plan can be found in Note 2 to the audit financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. Other items include payments towards an automobile in India and associated automobile insurance, driver’s wages and fuel charges, medical and accident insurance premium payments and payments towards other expenses while traveling outside of India for work.

Grants of Plan-Based Awards Table for 2007

The following table sets forth information concerning grants of stock and option awards and equity incentive plan awards granted to our named executive officers during fiscal year 2007:

Name (a)	Grant Date(1) (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All other Option Awards: Number of Securities Underlying Option (#)(2) (j)	Exercise or Base Price of Option Awards ($/Sh)(3) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Thres- hold ($) (c)	Target ($) (d)	Maxi- mum ($) (e)	Thres- hold (#) (f)	Target (#) (g)	Maxi- mum (#) ( h)
Vikram Talwar	1/26/07	—	312,500	625,001	—	—	—	75,000	—	—	1,778,250
Rohit Kapoor	1/26/07	—	312,500	625,001	—	—	—	75,000	—	—	1,778,250
Matthew Appel	2/28/07	—	156,250	315,200	—	—	—	—	100,000	24.10	1,304,353
	2/28/07	—		—	—	—	—	17,000	—	—	409,700
Amit Shashank	6/13/07	—	116,250	232,500	—	—	—	10,000	—	—	195,850
Narasimha Kini(4)	6/13/07	—	163,642	327,284	—	—	—	10,000	—	—	195,850
Pavan Bagai(5)	6/13/07	—	124,921	249,843	—	—	—	15,000	—	—	293,775

(1)	These amounts reflect the target and maximum cash bonuses set for 2007. For details of our cash bonus program, see “Compensation Discussion and Analysis—Cash Incentive Bonus” on page 16.

(2)	The vesting schedule of the grants mentioned in the table are as follows (and assumes continued employment through each applicable vesting date):

Name	Grant Date	Vesting start date	Vesting schedule
Vikram Talwar	1/26/07	1/26/07	Vesting over 4 years - 25% each year
Rohit Kapoor	1/26/07	1/26/07	Vesting over 4 years - 25% each year
Matthew Appel	2/28/07	2/28/07	Vesting over 4 years - 10%, 20%, 30% and 40%
	2/28/07	2/28/07	Vesting over 4 years - 10%, 20%, 30% and 40%
Amit Shashank	6/13/07	4/25/07	Vesting over 4 years - 10%, 20%, 30% and 40%
Narasimha Kini	6/13/07	4/25/07	Vesting over 4 years - 10%, 20%, 30% and 40%
Pavan Bagai	6/13/07	4/25/07	Vesting over 4 years - 10%, 20%, 30% and 40%

(3)	The exercise price of Mr. Appel’s options was set equal to the average of the high and low sales prices of our common stock on the day before the date of grant.

(4)	We increased Mr. Kini’s target bonus from 35% to 50% of base salary and Mr. Kini’s maximum bonus from 70% to 100% of base salary, all effective April 1, 2007.

(5)	We increased Mr. Bagai’s target bonus from 30% of fixed compensation to 40% of fixed compensation and Mr. Bagai’s maximum bonus from 60% of fixed compensation to 80% of fixed compensation, all effective April 1, 2007.

Employment Agreements

Vikram Talwar and Rohit Kapoor

We entered into employment agreements with Messrs. Talwar and Kapoor, effective September 30, 2006. Mr. Talwar serves as our Executive Chairman and served as our Chief Executive Officer and Vice Chairman between November 2002 and May 2008 and is based at our executive offices in India. Mr. Kapoor serves as our President and Chief Executive Officer and served as our Chief Financial Officer between September 16, 2006 and March 30, 2007 and is based at our executive offices in New York, New York. Each agreement lasts until December 31, 2009 and will automatically extend for successive 12 month periods unless either party provides the other with 120 days’ notice of its desire not to extend the agreement.

Salary and Bonus. Messrs. Talwar and Kapoor will each receive an annual base salary of $420,000. This base salary can be increased at our sole discretion and cannot be decreased unless a company-wide decrease in pay is implemented. Messrs. Talwar and Kapoor can each earn an annual cash bonus, with a target of 75% of base salary and a maximum of 150% of base salary, based upon the attainment of criteria determined by the Compensation Committee.

Messrs. Talwar and Kapoor will be eligible to receive stock options and/or restricted stock awards annually during the term, in amounts and forms we determine. Any stock options will be granted with an exercise price equal to the fair market value of our common stock at the time of grant. Any future stock option or restricted stock awards will vest 25% per year over four years.

Benefits. Messrs. Talwar and Kapoor can participate in all the benefit plans we provide to senior executives and employees generally.

If we require either Mr. Talwar or Mr. Kapoor to relocate, we will pay the relocation costs. We will reimburse the executive for the after-tax cost of maintaining his existing home. He will need to use his best efforts to mitigate our cost by either renting or selling his home.

Personal Benefits. We provide Messrs. Talwar and Kapoor with certain personal benefits, including:

•	expenses associated with maintaining an automobile in the United States (including up to $1,200 per month for lease or loan payments);

•	four weeks paid vacation each year;

•	certain expenses associated with maintaining an automobile in India (including the cost of a driver);

•	up to $12,000 for personal tax and estate planning expenses during the term of the agreement;

•	certain club memberships up amounting to $3,500 per year;

•	reimbursement of additional taxes the executive must pay because he either works or lives in India or travels to India for work;

•	furniture and equipment for a home office;

•	once-a-year business class airfare between the United States and India (or India and the United States, as applicable) for the executive and his family;

•

education allowance for private school tuition for executive’s children through secondary school during the period when the executive and his immediate family live outside the United States in connection with company business; and

•	term life insurance policy with a face value of $500,000.

Personal Benefits for Mr. Talwar. The benefits Mr. Talwar will receive which Mr. Kapoor will not receive include the following:

•	personal security for the executive and his family;

•	reimbursement of the additional taxes the executive pays because he works and lives in India; and

•

$150 per diem billeting allowance for each night that the executive does not stay in a hotel during travel to the United States on company business, thereby saving us from incurring boarding and lodging expenses, while living outside the United States.

Personal Benefits for Mr. Kapoor. The benefits Mr. Kapoor will receive which Mr. Talwar will not receive include the following:

•	personal security for the executive and his family while in India; and,

•

$150 per diem billeting allowance for each night that the executive does not stay in a hotel during travel to India on company business, thereby saving us from incurring boarding and lodging expenses, while domiciled in the United States.

Matthew Appel

Our current employment agreement with Mr. Appel became effective on February 28, 2007, and he began serving as our Chief Financial Officer on March 31, 2007. Mr. Appel receives an annual base salary of $375,000 and will be eligible to receive a cash bonus equal to 50% of his annual salary, subject to achievement by the Company of corporate revenue and Adjusted EBIT targets set for each calendar year and the achievement by Mr. Appel of personal targets set for each calendar year. The bonus amount may exceed 50% of Mr. Appel’s base salary if and to the extent the targets are exceeded. Mr. Appel was also entitled to receive a one-time signing bonus of $30,000. Mr. Appel is eligible to participate in our health, dental, vision, life insurance and disability plans and to participate in our 401(k) plan in accordance with its terms. We will provide Mr. Appel with relocation reimbursements, including rental reimbursements for a corporate apartment in New York City for up to six months, at up to $5,000 each month, airfare for spousal visits to assist in relocation, reimbursement of seller costs associated with the sale of Mr. Appel’s current home (subject to certain limitations) and costs associated with a purchase of a home in the New York City area. Mr. Appel will also receive a one-time gross-up payment equal to up to 45% of any taxable relocation reimbursements, provided that if Mr. Appel voluntarily leaves the Company within 12 months, he must refund to us 100% of all relocation reimbursements (other than the rental reimbursements) provided to him and if Mr. Appel voluntarily leaves the Company after February 28, 2008 but before February 28, 2009, he must refund to us 50% of all relocation reimbursements (other than the rental reimbursements) provided to him.

In connection with his employment, Mr. Appel received on February 28, 2007 a stock option grant to purchase 100,000 shares of our common stock, and a grant of 17,000 shares of restricted stock. The exercise price of the options to be granted was equal to the average of the high and low sale prices of our common stock on the Nasdaq Global Select market on the date prior to the date of the grant. The stock options and shares of restricted stock will vest over a four-year period and is otherwise subject to our standard equity award agreements.

In connection with Matthew Appel’s resignation, on October 10, 2008, Mr. Appel entered into a Separation Agreement with the Company. The Agreement provides that Mr. Appel will assist the Company in filing its Annual Report on Form 10-K for the fiscal year ending December 31, 2008 on or before March 16, 2009. If Mr. Appel satisfies certain personal performance goals during his remaining tenure with the Company in addition to assisting in a timely filing of the 2008 10-K, Mr. Appel will be entitled to receive a bonus on the business day after the filing of the 2008 10-K. The Separation Date can be extended to the earlier of (i) the date on which the 2008 10-K is filed with the SEC and (ii) April 15, 2009. Mr. Appel’s scheduled separation is expected to enable the Company to conduct an orderly transition of Mr. Appel’s duties to his successor.

Amit Shashank

Our current employment agreement with Mr. Shashank became effective on October 1, 2006. Mr. Shashank began to work for us in June 2004. The agreement provides for Mr. Shashank to receive an annual base salary of $280,000, which can be increased based on annual performance reviews (it is currently $297,000). For 2006, Mr. Shashank was eligible to receive a target bonus of $84,700, computed as the weighted average of a target of 30% of $252,000, his pre-October 1, 2006 base salary, and 40% of $280,000, his post-September 30, 2006 base salary. For calendar years after 2006, the target annual bonus will be 40%, which can be increased based on annual performance reviews, of Mr. Shashank’s weighted average base salary for the year, based on the achievement of performance goals.

Narasimha Kini

We entered into our current employment agreement with Mr. Kini on May 5, 2004. Until March 31, 2006, Mr. Kini received an annual base salary of $130,000 and for the remainder of the year Mr. Kini received an annual base salary of $150,000. Mr. Kini’s annual base salary can be increased based on annual performance reviews (it is currently $200,000). For 2007, Mr. Kini was eligible to receive a target bonus of 50% of his annual base salary.

Pavan Bagai

We entered into an employment agreement with Mr. Bagai dated July 31, 2002. Until April 2006, Mr. Bagai received an annual fixed compensation of $158,482. Mr. Bagai’s annual fixed compensation was increased to $167,411 until October 2006 and increased to $212,054 for the remainder of the year. Mr. Bagai’s annual fixed compensation can be increased based on annual performance reviews (it is currently $241,055). As is customary in India, where Mr. Bagai is based, annual fixed compensation includes amounts such as payments toward house rent. Mr. Bagai is also eligible to receive an annual discretionary bonus based on management’s assessment of his performance during the prior year. For 2007, Mr. Bagai was eligible to receive a target bonus equal to 40% of his annual compensation.

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table sets forth the equity awards we have made to our named executive officers that were outstanding as of December 31, 2007:

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Vikram Talwar	—	—	—	—	—	112,500	2,596,500	—	—
Rohit Kapoor	75,000	75,000	—	$11.88	7/26/2016	—	—	—	—
	—	—	—	—	—	75,000	1,731,000	—	—
Matthew Appel	0	100,000	—	24.10	2/28/2017	—	—	—	—
	—	—	—	—	—	17,000	392,360	—	—
Amit Shashank	36,000	24,000	—	10.62	6/6/2014	—	—	—	—
	0	20,000	—	11.88	5/31/2015	—	—	—	—
	0	9,000	—	11.88	4/19/2016	—	—	—	—
	2,000	18,000	—	13.50	10/18/2016	—	—	—	—
	—	—	—	—	—	17,105	394,783	—	—
Narasimha Kini	7,500	7,500	—	0.12	12/31/2012	—	—	—	—
	1,250	3,750	—	9.00	6/17/2013	—	—	—	—
	5,000	15,000	—	11.88	9/28/2015	—	—	—	—
	1,000	9,000	—	11.88	4/19/2016	—	—	—	—
	—	—	—	—	—	16,000	369,280	—	—
Pavan Bagai	3,000	27,000	—	11.88	6/26/2016	—	—	—	—
	—	—	—	—	—	15,000	346,200	—	—

(1)	Mr. Kapoor’s unvested options will vest in equal installments on November 15, 2008 and November 15, 2009. Mr. Appel’s unvested options vest as to 10%, 20%, 30% and 40% of the options on February 28, 2008, 2009, 2010 and 2011, respectively. Unvested options that were granted prior to 2006 to Messrs. Shashank and Kini vest 25% per year on each of the first four anniversaries of the date of grant. Unvested options that were granted during 2006 to Messrs. Shashank, Kini and Bagai vest as to 10%, 20%, 30% and 40% of the options on each of the first, second, third and fourth anniversaries of the date of grant, respectively (except that Mr. Bagai’s options vest on each of the first four anniversaries of April 20, 2006). Vesting of options is subject to continued employment on each vesting date, except as provided in “—Potential Payments Upon Termination or Change in Control.”

(2)	Mr. Talwar’s restricted shares vest as follows: 18,750 shares on each of November 15, 2008 and 2009; and 18,750 shares on each of January 26, 2008, 2009, 2010 and 2011. Mr. Kapoor’s restricted shares vest as to 18,750 shares on each of January 26, 2008, 2009, 2010 and 2011. Mr. Appel’s 17,000 restricted shares vest as to 10%, 20%, 30% and 40% of the shares on each of February 28, 2008, 2009, 2010, and 2011. Mr. Shashank’s restricted shares vest as follows: 7,105 shares on June 7, 2008; the remaining 10,000 shares vest as to 10%, 20%, 30% and 40% of the shares on each of April 25, 2008, 2009, 2010, and 2011. Mr. Kini’s restricted shares vest as follows: 6,000 shares on April 20, 2009; the remaining 10,000 shares vest as to 10%, 20%, 30% and 40% of the shares on each of April 25, 2008, 2009, 2010, and 2011. Mr. Bagai’s 15,000 restricted shares vest as to 10%, 20%, 30% and 40% of the shares on each of April 25, 2008, 2009, 2010, and 2011. Vesting of restricted stock is subject to continued employment on each vesting date, except as provided in “—Potential Payments Upon Termination or Change in Control.”

Option Exercises and Stock Vested During Fiscal 2007

The following table provides additional information about the value realized by our named executive officers on option award exercises and stock award vesting during fiscal year 2007.

	Option Awards		Stock Awards
Name (a)	No. of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	No. of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Vikram Talwar	—	—	18,750	479,438
Rohit Kapoor	—	—	—	—
Matthew Appel	—	—	—	—
Amit Shashank	10,000	76,224	7,105	128,103
	1,000	8,419	—	—
	9,000	87,020	—	—
	5,000	50,625	—	—
	5,000	53,125	—	—
Narasimha Kini	2,500	27,500	—	—
	5,000	40,625	—	—
Pavan Bagai	25,000	564,625	—	—

Potential Payments Upon Termination or Change of Control

Vikram Talwar and Rohit Kapoor

Severance. If either Mr. Talwar’s or Mr. Kapoor’s employment is terminated by us without “cause” or by the executive for “good reason” (in each case, as described below), the executive will be entitled to severance consisting of:

•	continuation of his base salary for 24 months;

•

his actual bonus, if any, earned for the year of termination, determined as if he had been employed for the full year of termination, paid ratably over the remaining period and number of base salary payments; and

•	continuation of life insurance coverage for 18 months. The life insurance coverage will terminate at the time the executive commences employment with another employer.

“Cause” will occur when:

•	there is a final non-appealable conviction of or pleading of no contest to a felony, or a crime of moral turpitude which causes serious economic harm or injury to our reputation;

•	the executive engages in fraud, embezzlement, self-dealing, gross negligence, dishonesty or other gross and willful misconduct which causes serious and demonstrable injury to us;

•	the executive materially violates any of our material policies or materially and intentionally fails to comply with applicable laws;

•	the executive willfully fails to perform his duties for 15 days after we notify him in writing of his need to substantially improve his performance;

•	the executive fails to reasonably cooperate in a governmental investigation involving us;

•	the executive fails to follow our board of directors’ lawful instructions and does not remedy the failure for 15 days after we give him written notice;

•	the executive’s use of alcohol or drugs materially interferes with the performance of his duties; or

•	the executive fails to take reasonable steps to end certain affiliations specified in his employment agreement within six months after a request by our board of directors.

“Good reason” means:

•	the executive’s duties or responsibilities are substantially diminished, or he is required to report to anyone other than our board of directors;

•	the executive’s title as our officer is adversely changed, except if the change occurs after a change in control and his new title and duties are similar to his old title and duties;

•	the executive’s base salary is reduced, or his target annual bonus opportunity is reduced below 75% of his base salary, unless a Company-wide decrease in pay is implemented;

•

the location where the executive is based is moved more than 30 miles, and the new location is more than 30 miles from his primary residence (in the metropolitan New York City area, in the case of Mr. Kapoor);

•

for Mr. Kapoor only, if we have relocated Mr. Kapoor to the metropolitan Delhi, India area, the location where Mr. Kapoor is based in Delhi, India is moved more than 30 miles, and the new location is more than 30 miles from Mr. Kapoor’s primary residence in the Delhi, India area; or

•	we breach any material term of the executive’s employment agreement.

For Mr. Kapoor, good reason does not include a request by the board of directors that he relocate to India. Also, successive relocations of Mr. Kapoor between the metropolitan New York City area and the metropolitan Delhi, India area will also not constitute good reason, as long as each location where we base Mr. Kapoor is within 30 miles of the last business location at which Mr. Kapoor was based in that metropolitan area and within 30 miles of Mr. Kapoor’s principal residence in that metropolitan area.

If the executive plans to terminate his employment for good reason, he must notify us within 30 days of the date the problem began and must allow us 15 days to remedy the problem.

Change in Control Severance. If a termination described above occurs within 12 months following a “change in control” that satisfies the requirements of Section 409A of the Code, the executive will receive, in lieu of the severance described above, a lump sum payment of $999,000 and full vesting of all unvested equity awards granted on or after September 30, 2006. If the change in control referenced in the preceding sentence does not satisfy the requirements of Section 409A of the Code, $999,000 will not be paid in a lump sum but will instead be paid ratably for 24 months.

A “change in control” means any of the following events:

•

any person or group becomes a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of either (1) the combined voting power of our then-outstanding voting securities entitled to vote in the election of directors or (2) our outstanding shares of common stock, assuming all rights to acquire common stock through options, warrants, conversion of convertible stock or debt, and the like are exercised. Certain acquisitions by our stockholders, Oak Hill Partners, L.P., FTVentures and their affiliates, will not trigger a change in control;

•	a majority of the members of our board of directors changes, except as allowed by the agreement;

•	our dissolution or liquidation;

•	the sale or disposition of all or substantially all of our business or our assets; or

•	consummation of a reorganization, recapitalization, merger, consolidation or similar transaction with another entity. A transaction will not be a change in control if after the transaction:

•

more than 50% of the total voting power of the resulting entity or its ultimate parent is represented by what were our outstanding voting securities before the transaction in substantially the same proportion among holders;

•

no person or group is or becomes the beneficial owner of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the parent or surviving company; and

•	at least a majority of the members of the board of directors of the parent or surviving company following the transaction were our board members when our board first approved the transaction.

Death or Disability. If either Mr. Talwar’s or Mr. Kapoor’s employment terminates on account of death or is terminated by either the executive or us for “Disability” (as defined in the agreement), the executive will be entitled to a pro-rated portion of the projected bonus amount for the year of termination.

Post-Termination Health Benefits. When Mr. Talwar’s or Mr. Kapoor’s employment ends for any reason other than termination by us for Cause or a voluntary termination by the executive, we will pay on behalf of the executive and his eligible dependents the cost of continued coverage under our group health plan for 18 months in accordance with applicable federal law governing continuation group health plan coverage (COBRA). These payments will end when the executive becomes eligible for comparable health benefits from another employer. If the executive elects coverage under COBRA, we have agreed to help him obtain an individual health policy at his cost when his COBRA coverage expires.

Noncompete and Nonsolicit Provisions. Each of Messrs. Talwar and Kapoor is subject to confidentiality restrictions and noncompete, non-disparagement and nonsolicit/no-hire restrictions during his employment and for one year thereafter, unless his agreement ends because we do not renew the term. If we do not renew the term and we pay the executive an amount equal to his base salary for one year, the restrictions remain in place for one year following termination of employment.

Equity Award Treatment. If Mr. Talwar’s employment ends at the expiration of the term of his employment agreement because we give a notice of nonrenewal of the term of that agreement, or if a change in control occurs (as defined in our 2006 Plan), any portion of the restricted stock which would have vested in the one year period following the termination of employment or change in control (as applicable) will become vested on the termination date or the consummation of the change in control (as applicable).

If Mr. Talwar’s employment is terminated by us without cause (as defined in our 2006 Plan) in specific contemplation of or following a change in control or if Mr. Talwar resigns for good reason (as defined in the award agreement) following a change in control, the restricted stock award will become fully vested. Mr. Talwar will need to execute a standard release of employment-related claims in order for his restricted stock award to vest in such a case.

If Mr. Kapoor’s employment ends at the expiration of the term of his employment agreement because we give a notice of nonrenewal of the term of that agreement or if a change in control occurs (as defined in our 2006 Plan), any portion of his stock options and restricted stock which would have vested in the one year period following the termination of employment or change in control (as applicable) will become vested on the termination date or the consummation of the change in control (as applicable).

If Mr. Kapoor’s employment is terminated by us without cause (as defined in our 2006 Plan) in specific contemplation of or following a change in control, or if Mr. Kapoor resigns for good reason (as defined in the award agreement) following a change in control, his stock options and restricted stock will become fully vested and exercisable. Mr. Kapoor will need to execute a standard release of employment-related claims in order for his stock option and restricted stock to vest in such a case.

Indicative payouts for Vikram Talwar

The following table summarizes the amounts payable to Mr. Talwar upon termination of his employment with us:

Payments upon termination	Death	Disability	Expiration of the employment terms	Termination for Good Reason or without cause	Change in Control	Termination without Cause following Change in Control	Termination for Good Reason following Change in Control	Termination in specific contemplation of Change in Control
Base salary payout	—	—	—	$840,000	—	$999,000	$999,000	—
Bonus payout	$306,369	$306,369	—	$306,369	—	—	—	—
Life insurance coverage			$810	$810	$810	$810	$810	$810
Health insurance	$12,802	$12,802	$12,802	$12,802	$12,802	$12,802	$12,802	$12,802
Restricted stock (unvested and accelerated)	—	—	—	—	$865,500	$2,596,500	$2,596,500	$2,596,500

Indicative payouts for Rohit Kapoor

The following table summarizes the amounts payable to Mr. Kapoor upon termination of his employment with us:

Payments upon termination	Death	Disability	Expiration of the employment terms	Termination for Good Reason or without cause	Change in Control	Termination without Cause following Change in Control	Termination for Good Reason following Change in Control	Termination in specific contemplation of Change in Control
Base salary payout	—	—	—	$833,333	—	$999,000	$999,000	—
Bonus payout	$306,369	$306,369	—	$306,369	—	—	—	—
Life insurance coverage			$810	$810	$810	$810	$810	$810
Health insurance	$12,802	$12,802	$12,802	$12,802	—	$12,802	$12,802	$12,802
Restricted stock (unvested and accelerated)	—	—	—	—	—	$1,731,000	$1,731,000	$1,731,000
Stock options (unvested and accelerated)	—	—	—	—	$420,188	$1,260,563	$1,260,563	$1,260,563

Matthew Appel

If Mr. Appel’s employment with us is terminated without cause (as described below), Mr. Appel will be entitled to severance equal to one times to his annual base salary then in effect. On a change in control (as defined using the same definition set forth above for Mr. Talwar and Mr. Kapoor), the vesting of all of Mr. Appel’s outstanding equity awards will be advanced by one year. For example, since Mr. Appel’s awards vest as to 10%, 20%, 30% and 40% of the award on each of the first four anniversaries of the date of grant, then if he were 10% vested in the award immediately prior to the change in control, Mr. Appel will be 30% vested in the award immediately after the change in control. In addition, if (i) Mr. Appel’s employment is terminated without cause at any time after a change of control or in specific contemplation of a change of control or (ii) Mr. Appel resigns with good reason (as defined below) at any time following a Change of Control, Mr. Appel will also be entitled to immediate vesting of any unvested options to purchase common stock and any unvested shares of restricted stock.

“Cause” will occur when:

•	there is a final non-appealable conviction of or pleading of no contest to a felony, or a crime of moral turpitude which causes serious economic harm or injury to our reputation;

•	Mr. Appel engages in fraud, embezzlement, self-dealing, gross negligence, dishonesty or other gross and willful misconduct which causes serious and demonstrable injury to us;

•	Mr. Appel materially violates any of our material policies or materially and intentionally fails to comply with applicable laws;

•	Mr. Appel willfully fails to perform his duties for 15 days after we notify him in writing of his need to substantially improve his performance;

•	Mr. Appel fails to reasonably cooperate in a governmental investigation involving us;

•	Mr. Appel fails to follow his supervisor’s lawful instructions and does not remedy the failure for 15 days after we give him written notice; or

•	Mr. Appel’s use of alcohol or drugs materially interferes with the performance of his duties.

“Good reason” means:

•	Mr. Appel’s duties or responsibilities are substantially reduced, or he is required to report to anyone other than our board of directors, chief executive officer or president;

•	his title as our officer is adversely changed, except if the change occurs after a change in control and his new title and duties are similar to his old title and duties;

•	his base salary or annual cash bonus opportunity is reduced, other than a proportionate reduction affecting all members of the Company’s Executive Committee;

•	the location where he is based is moved more than 30 miles following a change in control, and the new location is more than 30 miles from his primary residence; or

•	we breach any material term of the employment agreement following a change of control.

If Mr. Appel plans to terminate his employment for good reason, he must notify us within 30 days of the date the problem began and must allow us 15 days to remedy the problem.

Indicative payouts for Matthew Appel

The following table summarizes the amounts payable to Mr. Appel upon termination of his employment with us:

Payments upon termination	Death	Disability	Expiration of the employment terms	Termination for Good Reason or without cause	Change in Control	Termination without Cause following Change in Control	Termination for Good Reason following Change in Control	Termination in specific contemplation of Change in Control
Base salary payout	—	—	—	$375,000	—	$375,000	$375,000	$375,000
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	$5,320	—	$5,320	$5,320	$5,320
Stock options (unvested and accelerated)	—	—	—	—	—	—	—	—
Restricted stock (unvested and accelerated)	—	—	—	—	$39,236	$392,360	$392,360	$392,360

Amit Shashank

Either Mr. Shashank or we may terminate Mr. Shashank’s employment at any time. If we terminate Mr. Shashank’s employment without cause (as described below), we will be required to pay Mr. Shashank his then-current base salary for twelve months following his termination through our regular payroll practices. Beginning three months after his termination, Mr. Shashank is required to actively seek comparable employment and upon subsequent employment, we will reduce these additional salary payments by any base salary Mr. Shashank receives during the severance period from another employer.

“Cause” will occur when:

•	there is a final non-appealable conviction of or pleading of no contest to a felony, or a crime of moral turpitude which causes serious economic harm or injury to our reputation;

•	Mr. Shashank engages in fraud, embezzlement, self-dealing, gross negligence, dishonesty or other gross and willful misconduct which causes serious and demonstrable injury to us;

•	Mr. Shashank materially violates any of our material policies or materially and intentionally fails to comply with applicable laws;

•	Mr. Shashank willfully fails to perform his duties for 15 days after we notify him in writing of his need to substantially improve his performance;

•	Mr. Shashank fails to reasonably cooperate in a governmental investigation involving us;

•	Mr. Shashank fails to follow our board of director’s lawful instructions and does not remedy the failure for 15 days after we give him written notice; or

•	Mr. Shashank’s use of alcohol or drugs materially interferes with the performance of his duties.

We will also maintain Mr. Shashank’s health and dental coverage until the earlier of the end of the severance period or, and in respect of each of health and dental coverage considered separately, on the date on which Mr. Shashank and his eligible dependents become covered under another employer’s health or dental coverage.

On a change in control (as defined using the same definition set forth above for Mr. Talwar and Mr. Kapoor), the vesting of all of Mr. Shashank’s outstanding equity awards will be advanced by one year. For example, if one of Mr. Shashank’s awards were vesting ratably over a four-year period and he had been 25% vested in the award immediately prior to the change in control, Mr. Shashank will be 50% vested in the award immediately after the change in control. In addition, all of Mr. Shashank’s outstanding equity awards will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or voluntarily terminates his employment for good reason (as described below).

“Good reason” means:

•	Mr. Shashank’s duties or responsibilities are substantially diminished, or he is required to report to anyone other than our board of directors, chief executive officer or president;

•	his title as our officer is adversely changed, except if the change occurs after a change in control and his new title and duties are similar to his old title and duties;

•	the location where he is based is moved more than 30 miles following a change in control, and the new location is more than 30 miles from his primary residence; or

•	we breach any material term of the employment agreement following a change of control.

If Mr. Shashank plans to terminate his employment for good reason, he must notify us within 30 days of the date the problem began and must allow us 15 days to remedy the problem.

Indicative payouts for Amit Shashank

The following table summarizes the amounts payable to Mr. Shashank upon termination of his employment with us:

Payments upon termination	Death	Disability	Expiration of the employment terms	Termination for Good Reason or without cause	Change in Control	Termination without Cause following Change in Control	Termination for Good Reason following Change in Control	Termination in specific contemplation of Change in Control
Base salary payout	—	—	—	$297,000	—	$297,000	$297,000	$297,000
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	$8,630	—	$8,630	$8,630	$8,630
Stock options (unvested and accelerated)	—	—	—	—	$383,980	$708,585	$708,585	$708,585
Restricted stock (unvested and accelerated)	—	—	—	—	$187,063	$394,783	$394,783	$394,783

Narasimha Kini

Either Mr. Kini or we may terminate Mr. Kini’s employment at any time.

On a change in control (as defined using the same definition set forth above for Mr. Talwar and Mr. Kapoor), the vesting of Mr. Kini’s equity awards under the 2006 Plan will be advanced by one year. For example, if one of Mr. Kini’s awards under the 2006 Plan were vesting ratably over a four-year period and he had been 25% vested in the award immediately prior to the change in control, Mr. Kini will be 50% vested in the award immediately after the change in control. In addition, all of Mr. Kini’s outstanding equity awards under the 2006 Plan will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause within 12 months following or in contemplation of a change in control.

Indicative payouts for Narasimha Kini

The following table summarizes the amounts payable to Mr. Kini upon termination of his employment with us:

Payments upon termination	Death	Disability	Expiration of the employment terms	Termination for Good Reason or without cause	Change in Control	Termination without Cause following Change in Control	Termination for Good Reason following Change in Control	Termination in specific contemplation of Change in Control
Base salary payout	—	—	—	—	—	—	—	—
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	$8,630	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	$60,730	$273,285	—	$273,285
Restricted stock (unvested and accelerated)	—	—	—	—	$23,080	$230,800	—	$230,800

Pavan Bagai

On a change in control (as defined using the same definition set forth above for Mr. Talwar and Mr. Kapoor), the vesting of all of Mr. Bagai’s outstanding equity awards will be advanced by one year. For example, if one of Mr. Bagai’s awards were vesting ratably over a four-year period and he had been 25% vested in the award immediately prior to the change in control, Mr. Bagai will be 50% vested in the award immediately after the change in control. In addition, all of Mr. Bagai’s outstanding equity awards will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or voluntarily terminates his employment for good reason (as described below).

“Good reason” means:

•	Mr. Bagai’s duties or responsibilities are substantially diminished, or he is required to report to anyone other than our board of directors, chief executive office or president;

•	his title as our officer is adversely changed, except if the change occurs after a change in control and his new title and duties are similar to his old title and duties;

•	the location where he is based is moved more than 30 miles following a change in control, and the new location is more than 30 miles from his primary residence; or

•	we breach any material term of the employment agreement following a change of control.

Indicative payouts for Pavan Bagai

The following table summarizes the amounts payable to Mr. Bagai upon termination of his employment with us:

Payments upon termination	Death	Disability	Expiration of the employment terms	Termination for Good Reason or without cause	Change in Control	Termination without Cause following Change in Control	Termination for Good Reason following Change in Control	Termination in specific contemplation of Change in Control
Severance payment	—	—	—	—	—	—	—	—
Base salary payout	—	—	—	$241,056	—	$241,056	$241,056	$241,056
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	$67,230	$302,535	$302,535	$302,535
Restricted stock (unvested and accelerated)	—	—	—	—	$34,620	$346,200	$346,200	$346,200
Government-required payments(1)	$24,307	$24,307	—	—	—	—	—	—

(1)	Consists of payments Mr. Bagai is entitled to receive under an Indian provident plan and our gratuity plan, both of which are required under Indian law. Information regarding the Indian provident plan and our gratuity plan can be found in Note 2 to the audit financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

Director Compensation for Fiscal Year 2007

The following table sets forth information for compensation earned in fiscal year 2007 by our non-executive directors:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(3) (c)	Option Awards ($)(2)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Steven B. Gruber	—	51,195	—	—	—	—	51,195
Edward V. Dardani	—	51,195	—	—	—	—	51,195
David B. Kelso	60,000	62,295	37,702	—	—	—	159,997
Mohanbir Sawhney	48,000	15,664	26,563	—	—	—	90,227
Garen K. Staglin	58,500	44,201	20,490	—	—	—	123,191
Clyde Ostler(4)	5,000	—	5,281	—	—	—	10,281
Kiran Karnik(5)	—	—	—	—	—	—	—

(1)	The amounts in column (c) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), of awards. Assumptions used in the calculation of these amounts are included in footnotes 2 and 13 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. As of December 31, 2007, Messrs. Gruber, Dardani, Kelso, Sawhney and Staglin each held 8,000 stock units, of which 4,000 of those held by each such director were unvested.

(2)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), of awards. Assumptions used in the calculation of this amount are included in footnotes 2 and 13 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. As of December 31, 2007, each of Messrs. Kelso, Sawhney, Staglin and Ostler held 30,000 stock options, of which the following number were vested: 7,500, 15,000, 15,000 and 0, respectively.

(3)	The grant date fair value of the equity awards granted in 2007, determined in accordance with FAS 123(R), is set forth in the table below:

Name	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of Option Awards ($)
Steven B. Gruber	107,620	—
Edward V. Dardani	107,620	—
David B. Kelso	73,320	—
Mohanbir Sawhney	105,880	—
Garen K. Staglin	75,040	—
Clyde Ostler	—	376,761

(4)	Mr. Ostler joined our board of directors on December 6, 2007.

(5)	Mr. Karnik joined our board of directors on September 25, 2008.

Each member of our board of directors other than Messrs. Talwar, Kapoor and Ostler received a grant on the anniversary of his board service date of restricted stock units representing 4,000 shares of our common stock. The grants provide that the restricted stock units will vest on the earlier of:

•	the first anniversary of the date of grant;

•	the end of the reporting person’s term on our board of directors; and

•	the occurrence of a “change in control”, as defined in the 2006 Plan.

Holders of restricted stock units do not receive the underlying share of common stock until the units have vested and are settled. The restricted stock units issued to each of our directors other than Messrs. Talwar and Kapoor will settle on the earlier of:

•	such directors death;

•	the occurrence of a “change in control”, as defined in the 2006 Plan that satisfies the requirements of Section 409A of the Code; and

•	180 days following the end of such director’s term on our board of directors.

On December 6, 2007, Mr. Ostler was granted an option to purchase 30,000 shares of our common stock, which vests 25% on each of the first four anniversaries of the date of grant.

On September 25, 2008, Mr. Karnik was granted an option to purchase 30,000 shares of our common stock, which vests 25% on each of the first four anniversaries of the date of grant.

Beginning in 2008, each member of the board of directors may elect to receive all or a portion of his or her annual fees earned for service on the board of directors during a subsequent calendar year, whether as part of the annual retainer or committee chairperson fee or otherwise, that would otherwise be payable in cash, in the form of a grant of stock options under our 2006 Omnibus Award Plan.

Directors who elect to receive any portion of their cash director fees in the form of stock options will receive a stock option grant effective as of the first business day of the following year. The stock option grant (i) will have a per share exercise price equal to the fair market value of a share of company common stock on the date of grant (under our 2006 Plan, this is currently determined as the average of the high and low prices on the trading day prior to the date of grant), (ii) will vest and become exercisable on December 31 of the year in which the option is granted, subject to the individual remaining as a member of the board on such date, and (iii) otherwise will be subject to the terms and conditions of the 2006 Plan. The number of shares of our common stock subject to the stock option will be set such that the Black-Scholes value (as determined by us) of the stock option is equal to the dollar amount of director fees the director is electing to defer.

PRINCIPAL STOCKHOLDERS

Unless otherwise indicated, the table below sets forth, as of December 1, 2008, information with respect to the beneficial ownership of our common stock by:

•	each of our directors and each of our named executive officers;

•	each person who is known to be the beneficial owner of more than 5% of our common stock; and

•	all of our current directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned as of December 1, 2008 are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of December 1, 2008. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Name and Address of Beneficial Owner(1)	Beneficial Ownership
	Shares	Percentage (%)
Oak Hill Partnerships(3)	10,542,504	36.5
Blackrock, Inc.(4)	2,940,474	10.2
FMR, LLC(5)	1,957,483	6.8
Vikram Talwar(6)	1,836,463	6.4
Rohit Kapoor(7)	2,114,900	7.3
Amit Shashank(8)	91,284	*
Matthew Appel(9)	11,097	*
Pavan Bagai(10)	72,710	*
Narasimha Kini(11)	59,873	*
Steven B. Gruber	—	—
Edward V. Dardani	—	—
Kiran Karnick	—	—
David B. Kelso(12)	20,000	*
Clyde W. Ostler(13)	7,500	*
Dr. Mohanbir Sawhney(14)	22,500	*
Garen K. Staglin(15)	42,500	*
All current directors and executive officers as a group (12 persons)(16)	4,218,954	14.5

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each beneficial owner is c/o ExlService Holdings, Inc., 350 Park Avenue, New York, New York 10022.

(2)	Based on 28,872,614 shares outstanding as of December 1, 2008.

(3)

The business address of the Oak Hill Partnerships is 201 Main Street, Suite 2415, Fort Worth, TX 76102. Includes an aggregate of 10,278,942 shares of our common stock held by Oak Hill Capital Partners, L.P. and 263,562 shares of our common stock held by Oak Hill Capital Management Partners, L.P. OHCP MGP, LLC is the sole general partner of OHCP GenPar, L.P., which is the sole general partner of Oak Hill Capital Management Partners, L.P. and Oak Hill Capital Partners, L.P. OHCP MGP, LLC exercises voting and dispositive control over the shares held by Oak Hill Capital Management Partners, L.P. and Oak Hill Capital Partners, L.P. Investment and voting decisions with regard to the shares of the Company’s common stock owned by the Oak Hill Partnerships is made by an investment committee of OHCP MGP, LLC. The members of such committee are J. Taylor Crandall, Steven B. Gruber, Dennis J. Nayden and Mark A. Wolfson. Each of these individuals disclaims beneficial ownership of the shares owned by the Oak Hill Partnerships.

(4)	Based on the Schedule 13G/A filed on December 8, 2008. The business address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)	Based on the Schedule 13G/A field on November 10, 2008. The business address of FMR, LLC is 82 Devonshire Street, Boston, MA 02109.

(6)	This amount includes 84,000 shares of our common stock owned indirectly by Mr. Talwar through a spousal lifetime access trust. Mr. Talwar’s spouse and Mr. Kapoor are the trustees of this trust and share dispositive and voting control over the shares in the trust. Mr. Kapoor disclaims beneficial ownership of these shares. This amount also includes an aggregate of 468,306 shares of our common stock indirectly owned by Mr. Talwar through three separate three year grantor retained annuity trusts. Mr. Talwar is the sole trustee of each of these trusts. This amount also includes 1,156,657 shares of our common stock owned indirectly by Mr. Talwar through a trust. Mr. Talwar and his spouse are the trustees of this trust and share dispositive and voting control over the shares in the trust. This amount also includes 84,000 shares of our common stock owned indirectly by Mr. Talwar through a spousal lifetime access trust for Mr. Talwar’s spouse. Mr. Talwar and Mr. Kapoor are the trustees of this trust and share dispositive and voting control over the shares in the trust. Mr. Kapoor disclaims beneficial ownership of these shares. This amount also includes 18,750 shares of restricted stock that will vest within 60 days.

(7)	This amount includes 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust. Mr. Kapoor’s spouse and Mr. Kapoor’s sister-in-law are the trustees of this trust and share dispositive and voting control over the shares in the trust. This amount also includes 353,547 shares of our common stock owned indirectly by Mr. Kapoor through a three year grantor retained annuity trust. Mr. Kapoor is the sole trustee of this trust. This amount also includes 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust for Mr. Kapoor’s spouse. Mr. Kapoor and Mr. Kapoor’s sister-in-law are the trustees of this trust and share dispositive and voting control over the shares in the trust. This amount also includes options to purchase 112,500 shares of our common stock owned by Mr. Kapoor that are exercisable within 60 days and 18,750 shares of restricted stock that will vest within 60 days.

(8)	This amount includes options to purchase 76,000 shares of our common stock owned by Mr. Shashank that are exercisable within 60 days.

(9)	This amount includes options to purchase 10,000 shares of our common stock owned by Mr. Appel that are exercisable within 60 days.

(10)	This amount includes options to purchase 9,000 shares of our common stock owned by Mr. Bagai that are exercisable within 60 days.

(11)	This amount consists of options to purchase 23,000 shares of our common stock owned by Mr. Kini that are exercisable within 60 days.

(12)	This amount includes options to purchase 15,000 shares of our common stock owned by Mr. Kelso that are exercisable within 60 days.

(13)	This amount includes options to purchase 7,500 shares of our common stock owned by Mr. Ostler that are exercisable within 60 days.

(14)	This amount includes options to purchase 22,500 shares of our common stock owned by Mr. Sawhney that are exercisable within 60 days.

(15)	This amount consists of options to purchase 22,500 shares of our common stock owned by Mr. Staglin that are exercisable within 60 days.

(16)	This amount includes options to purchase 275,000 shares of our common stock owned in the aggregate by our current directors and executive officers that are exercisable within 60 days and 35,000 shares of restricted stock that will vest within 60 days. This figure excludes shares owned by Mr. Kini.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

If a stockholder wishes to present a proposal to be included in our Proxy Statement for our 2009 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal must be received by the Corporate Secretary of the Company no later than December 31, 2008. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by certified mail, return receipt requested.

A stockholder proposal not included in our Proxy Statement for the 2009 Annual Meeting will be ineligible for presentation at the 2009 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary of the Company at the principal executive offices of the Company. Under our by-laws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 90 nor more than 120 days prior to the first anniversary date of the 2008 Annual Meeting of Stockholders. The stockholder’s notice must set forth, as to each proposed matter, the following: (i) the name and record address of the stockholder and/or beneficial owner proposing such business, as they appear on our books, (ii) the class and number of shares of stock held of record and beneficially by such stockholder and/or such beneficial owner, (iii) a representation that the stockholder is a holder of record of our stock entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to propose such business, (iv) a brief description of the stockholder business desired to be brought before the Annual Meeting, the text of the proposal (including the text of any resolutions proposed for consideration) and, in the event that such business includes a proposal to amend our by-laws, the language of the proposed amendment, and the reasons for conducting such stockholder business at the Annual Meeting, (v) any material interest of the stockholder and/or beneficial owner in such stockholder business and (vi) all other information that would be required to be filed with the SEC if the person proposing such stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act. The presiding officer of the Annual Meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F. Street, N.E.

Washington, DC 20549

or through the SEC’s Internet web site: www.sec.gov.

MISCELLANEOUS

Certain U.S. dollar figures in this proxy statement have been converted from Indian rupees at a rate of 39.41 rupees to $1.00, the average rupee to U.S. dollar exchange rate during 2007.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank, trust or other nominee may only deliver one copy of this proxy statement to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement, now or in the future, should submit this request to our investor relations department through our website at www.exlservice.com, by telephone at 212-277-7109 or by mail at 350 Park Avenue, 10th Floor, New York, NY 10022. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank, trust or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER MATTERS

Our board of directors does not know of any other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Special Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Amit Shashank
Vice President, General Counsel and Corporate Secretary

New York, New York

December 29, 2008

Annex A

ExlService Holdings, Inc.

2006 OMNIBUS AWARD PLAN

1. Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries and other special purpose grants in connection with certain transactions. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and Performance Compensation Awards, or any combination or variation of the foregoing.

2. Definitions

The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Stock Award, Stock Bonus or Performance Compensation Award granted under the Plan.

(c) “Award Agreement” means an agreement pursuant to which an Award is granted.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall mean, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or, in the absence of such an employment, consulting or other agreement, upon (i) the good faith determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, provided that no such failure shall constitute Cause unless the Participant has been given notice of such failure (if cure is reasonably possible) and has not cured such act or omission within 15 days following receipt of such notice, (ii) the Committee’s good faith determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the consistent failure of the Participant to follow the lawful instructions of the Board or his direct superiors, which failure amounts to an intentional and extended neglect of his duties to such party, or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

(f) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by one or more of Oak Hill Partners L.P. or FTVentures (a “Designated Holder”), (IV) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(d) or (V) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii) individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of a registration statement of the Company describing such person’s inclusion on the Board, or a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the dissolution or liquidation of the Company;

(iv) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or

(v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, or one or more Designated Holders), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(h) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(i) “Common Stock” means the Series B Common Stock, par value $0.001 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

(j) “Company” means ExlService Holdings, Inc. and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

(l) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(m) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(n) “Effective Date” means April 20, 2006.

(o) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder, and (iii) an “independent director” under the rules of the stock exchange on which the Stock is listed or the National Association of Securities Dealers Automated Quotation System (the “Nasdaq”), as applicable; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(p) “Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to Form S-8.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value, on a given date, means (i) if the Stock is listed on a national securities exchange, the average of the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the Nasdaq National Market on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the Nasdaq on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

(s) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(t) “Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.

(u) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(v) “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(w) “Option” means an Award granted under Section 7 of the Plan.

(x) “Option Period” means the period described in Section 7(c) of the Plan.

(y) “Option Price” means the exercise price for an Option as described in Section 7(a) of the Plan.

(z) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(aa) “Parent” means any parent of the Company, as defined in Section 424(e) of the Code.

(bb) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(cc) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and shall be limited to the following:

(i)	net earnings or net income (before or after taxes);

(ii)	basic or diluted earnings per share (before or after taxes);

(iii)	net revenue or net revenue growth;

(iv)	gross revenue;

(v)	gross profit or gross profit growth;

(vi)	net operating profit (before or after taxes);

(vii)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(viii)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(ix)	earnings before or after taxes, interest, depreciation and/or amortization;

(x)	gross or operating margins;

(xi)	productivity ratios;

(xii)	share price (including, but not limited to, growth measures and total stockholder return);

(xiii)	expense targets;

(xiv)	margins;

(xv)	operating efficiency;

(xvi)	objective measures of customer satisfaction;

(xvii)	working capital targets;

(xviii)	measures of economic value added;

(xix)	inventory control; and

(xx)	enterprise value.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(dd) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ee) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i)	asset write-downs;

(ii)	litigation or claim judgments or settlements;

(iii)	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(iv)	any reorganization and restructuring programs;

(v)	extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi)	acquisitions or divestitures;

(vii)	any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii)	foreign exchange gains and losses; and

(ix)	a change in the Company’s fiscal year.

(ff) “Performance Period” shall mean the one or more periods of time not less than one (1) year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(gg) “Phantom Stock Award” shall mean a cash award whose value is determined based on the change in the value of the Company Common Stock from the Effective Date.

(hh) “Plan” means this ExlService Holdings, Inc. 2006 Omnibus Award Plan.

(ii) “Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(jj) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

(kk) “Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Senior Participant” shall mean each of the Chief Executive Officer and the President of the Company and an employee of the Company or an Affiliate that is designated as a member of the Management Team or an employee that regularly attends the regularly scheduled meeting of the Management Team as a special invitee thereof.

(nn) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(oo) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(pp) “Stock Bonus” means an Award granted under Section 10 of the Plan.

(qq) “Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

(rr) “Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(ss) “Subsidiary” means any subsidiary of the Company, as defined in Section 424(f) of the Code.

(tt) “Substitution Award” means an Award that is intended to replace any existing incentive award held by an employee or director of, or consultant or advisor to, an entity acquired by the Company or an Affiliate of the Company. The terms and conditions of any Substitution Award shall be set forth in an Award agreement and shall, except as may be inconsistent with any provision of the Plan, to the extent practicable provide the recipient with benefits (including economic value) substantially similar to those provided to the recipient under the existing award which such Substitution Award is intended to replace.

(uu) “Vested Unit” shall have the meaning ascribed thereto in Section 9(d).

(vv) “Vice President Participant” shall mean an employee of the Company or an Affiliate holding the office of vice president or any office senior to the office of vice president.

3. Effective Date, Duration and Shareholder Approval

The Plan is effective as of the Effective Date. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4. Administration

(a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Notwithstanding the foregoing, the Committee may delegate to any officer or officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to (i) “covered employees” under Code Section 162(m) (other than Awards exempt from the application of Code Section 162(m)) and (ii) persons subject to Section 16 of the 1934 Act.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(e) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5. Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Persons; provided, however, that:

(a) Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 7,729,238 shares;

(b) Shares of Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to Section 5(e) by reason of a new Award being granted in substitution therefor.

(c) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing;

(d) Subject to Section 13, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 300,000 shares of Stock; and

(e) Without limiting the generality of the preceding provisions of this Section 5, the Committee may, but solely with the Participant’s consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is granted.

6. Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

(a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash, check, cash equivalent and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares, (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) or (iii) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c) Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d) Stock Option Agreement—Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 12(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(vii) An Option Agreement may, but need not, include a provision whereby a Participant may elect, at any time before the termination of the Participant’s employment with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a share repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate. The Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the exercise of the Option unless the Committee otherwise specifically provides in an Stock Option Agreement.

(e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(g) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Participant of a new option for the same or a different number of shares as the option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

(h) Reload Options. The Committee may provide for the grant to any Participant of additional Options (“Reload Options”) upon the exercise of Options, including Reload Options, through the delivery of shares of Stock; provided, however, that (i) Reload Options may be granted only with respect to the same number of shares as were surrendered to exercise the Options and the number of shares of Stock withheld for tax purposes pursuant to Section 12(d)(ii), (ii) the exercise price per share of the Reload Options shall be not less than 100% of the Fair Market Value as of the Date of Grant of the Reload Options and (iii) the Reload Options shall not be exercisable after the expiration of the term of the Options, and otherwise shall have the same terms and conditions of the Options, the exercise of which resulted in the grant of the Reload Options.

8. Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting, Transferability and Expiration. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b) Automatic Exercise. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash (taking into consideration any adverse tax consequences to the Participant under Section 409A of the Code), in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d) Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

(f) Tax Considerations. The Committee shall take into account Section 409A of the Code and applicable regulatory guidance thereunder before granting a SAR.

9. Restricted Stock and Restricted Stock Units

(a) Award of Restricted Stock and Restricted Stock Units.

(i) The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends and earnings, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii) Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c) Restricted Period. With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award agreement.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to such Dividend Equivalents and interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE EXLSERVICE HOLDINGS, INC. 2006 OMNIBUS AWARD PLAN, A CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN EXLSERVICE HOLDINGS, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) AND THE STOCKHOLDER AGREEMENT TO WHICH EXLSERVICE HOLDINGS, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) ARE PARTIES, WHICH AGREEMENTS ARE BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES. SAID PLAN AND AGREEMENTS ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF EXLSERVICE HOLDINGS, INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS EXLSERVICE HOLDINGS, INC. HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO IT, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF A CERTAIN STOCKHOLDER AGREEMENT, DATED AS OF                      , 2006, BY AND BETWEEN EXLSERVICE HOLDINGS, INC. (THE “COMPANY”) AND                      AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY, COPIES OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH STOCK PURCHASE AGREEMENT AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

10. Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11. Performance Compensation Awards

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to grant cash bonuses under the Plan with the intent that such bonuses shall qualify for the exemption from Section 162(m) of the Code provided pursuant to Treasury Regulation Section 1.162-27(f)(1), for the reliance period described in Treasury Regulation Section 1.162-27(f)(2). In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).

(b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one (1) year in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) Payment of Performance Compensation Awards

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 5(d) or 11(d)(vi) of the Plan.

(v) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

(vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 300,000 shares of Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 11(a) shall be $1,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

12. General

(a) Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), adding dividend equivalent rights or other protections to Participants in respect of dividends paid on Stock underlying any Award (in addition to those provisions of Section 9 providing for the payment of dividends with respect to Restricted Stock and Dividend Equivalents with respect to Restricted Stock Units), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements; provided, however, that any such deferral does not result in acceleration of taxability of an Award prior to receipt, or tax penalties, under Section 409A of the Code. Any such provisions shall be reflected in the applicable Award agreement.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c) Government and Other Regulations. The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required withholding liability).

(e) Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

(j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(A)	any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)	a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)	a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)	any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n) Expenses. The expenses of administering the Plan shall be borne by the Company and Affiliates.

(o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q) Termination of Employment. Unless an applicable Award agreement provides otherwise, for purposes of the Plan, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(r) Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Compliance with Applicable Law. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

13. Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 11(d)(vi) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B. All or substantially all of the assets of the Company are acquired by another person;

C. The reorganization or liquidation of the Company; or

D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14. Effect of Change in Control

(a) The Committee may, but is not required to, provide in any particular Award agreement:

(i) In the event of a Change in Control, notwithstanding any provision of the Plan or any applicable Award agreement to the contrary, and either in or not in combination with another event such as a termination of the applicable Participant by the Company without Cause, all Options and SARs subject to such Award shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and/or that the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units subject to such Award (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

(ii) In the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (C) cause the Award, if previously deferred, to be settled in full as soon as possible.

(b) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

(c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

(d) If (i) within 12 months following a Change in Control or (ii) in contemplation of a Change in Control, a Senior Participant’s employment with the Company or any Affiliate is terminated by the Company or an Affiliate without Cause, all Awards held by such Senior Participant, irrespective of the vesting schedule, shall become fully vested and immediately exercisable and, if applicable, the Restricted Period shall end at the time of such termination.

(e) Upon a Change in Control the vesting and exercisability of all Awards outstanding under the Plan held by Vice President Participants shall be such that any Award that would have vested in the one calendar year period following the Change in Control shall automatically become fully vested and exercisable and, if applicable, the Restricted Period shall end immediately prior to the Change in Control.

15. Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16. Amendments and Termination

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided, further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. The termination date of the Plan, following which no Awards may be granted hereunder, is April 19, 2016, provided, that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Option Price or Strike Price, as the case may be) in a manner which would either (A) (if the Company is subject to the reporting requirement of the Exchange Act) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the “variable” method for financial statement reporting purposes and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable stock exchange on which the Stock is listed, if any.

(c) Section 162(m) Reapproval. If so determined by the Committee, (i) the Plan shall be approved by the stockholders of the Company no later than the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the

Company’s initial public offering occurs, and (ii) the provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions following the Company’s initial public offering, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 16(c), however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

*    *    *

As adopted by the Board of Directors of

ExlService Holdings, Inc.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY EXLSERVICE HOLDINGS, INC.
			For	Against	Abstain
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS JANUARY 29, 2009		1. To approve the amendment to the Company’s 2006 Plan and to approve the performance-based provisions of the 2006 Plan.	☐	☐	☐

Rohit Kapoor, Vikram Talwar and Amit Shashank, or any one of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the Special Meeting of Stockholders of ExlService Holdings, Inc. (the “Company”) to be held at 350 Park Avenue, New York, New York 10022 on JANUARY 29, 2009 at 10:00 am, Eastern Time, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

All capitalized terms used in this proxy shall have the same meanings assigned to them in the proxy statement.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

The Board of Directors recommends that you vote FOR the Proposal. The shares represented by this proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR the Proposal.

			Please sign exactly as your name appears on this card. PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.		è ☐
A copy of the proxy statement can be found at http://phx.corporate-ir.net/phoenix.zhtml?c=186954&p=proxy.

Please be sure to date and sign this proxy card in the box below.	Date

Stockholder sign above Co-holder (if any) sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

EXLSERVICE HOLDINGS, INC.

Your Vote is Important. Please complete, sign, date and promptly return this proxy using the enclosed postmarked envelope.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.